EXHIBIT 10.1

                    STOCK PURCHASE AGREEMENT

                             AMONG

                     FLAGSTAR CORPORATION,

                    CANTEEN HOLDINGS, INC.,

                       COMPASS GROUP PLC,

                              AND

                     COMPASS HOLDINGS, INC.

                   Dated as of April 26, 1994



                      TABLE OF CONTENTS



Article I       DEFINITIONS

Article II     PURCHASE AND SALE OF SHARES

Article III    PURCHASE PRICE

   3.1             Payment of Purchase Price
   3.2             Post-Closing Purchase Price Adjustment
   3.3             Section 338 Election and Forms

Article IV     REPRESENTATIONS AND WARRANTIES OF FLAGSTAR

   4.1             Corporate Organization
   4.2             Capitalization of IMV
   4.3             Capitalization of Canteen
   4.4             Canteen Subsidiaries
   4.5             Authority
   4.6             Consents and Approvals; No Violations; Release of
                   Indebtedness and Liens
   4.7             Financial Statements
   4.8             Undisclosed Liabilities
   4.9             Taxes
   4.10           Business and Contracts
   4.11           Properties and Assets
   4.12           Absence of Changes
   4.13           Proprietary Rights
   4.14           Leases
   4.15           Bank Accounts
   4.16           Material Contracts and Customers
   4.17           Related Transactions
   4.18           Insurance
   4.19           Employees; Labor Matters
   4.20           Employee Benefit Plans
   4.21           Litigation
   4.22           Compliance with Laws
   4.23           Environmental Matters
   4.24           Books and Records
   4.25           Accounts Receivable; Inventories
   4.26           Adequacy of Assets
   4.27           Canteen Group Receivables
   4.28           Licenses
   4.29           Disclosures
   4.30           Liquidation or Insolvency
   4.31           Working Capital
   4.32           Accuracy of Information Contained in Certain Filings
   4.33           Not Subject to Certain Regulations
   4.34           Knowledge
Article V      REPRESENTATIONS AND WARRANTIES OF BUYER

   5.1             Corporate Organization
   5.2             Authority
   5.3             Consent and Approvals; No Violations
   5.4             Litigation
   5.5             Investment Intent
   5.6             Buyer's Investigation

Article VI     FURTHER COVENANTS AND AGREEMENTS

   6.1             Covenants of Flagstar and Seller Pending the
                   Closing
   6.2             Covenants of Compass and Buyer Pending the Closing
   6.3             Filings
   6.4             Effective Time of Closing and Transfer
   6.5             Announcements
   6.6             Costs and Expenses
   6.7             Further Assurances
   6.8             Cooperation and Preservation of Records
   6.9             Limitation of Liabilities
   6.10           Employees and Employee Benefit Plans
   6.11           Brokers
   6.12           Distributions in the Ordinary Course
   6.13           Certain Agreements
   6.14           Financing Commitment
   6.15           Updating and Amendment of Disclosure Schedule
   6.16           Certain Additional Understandings
   6.17           Franchise Rights

Article VII    TERMINATION

   7.1             Termination
   7.2             Automatic Termination
   7.3Procedure and Effect of Termination

Article VIII   CONDITIONS TO COMPASS' AND BUYER'S OBLIGATIONS

   8.1             Financing
   8.2             Representations and Warranties True
   8.3             Performances
   8.4             Compass' Shareholder Approval
   8.5             Governmental Consents and Approvals
   8.6             No Injunction or Proceeding

   8.7             Agreement to Admit
   8.8             No Amendment to Disclosure Schedule
   8.9             Rights Issue Underwriting
Article IX     CONDITIONS TO FLAGSTAR'S AND SELLER'S OBLIGATIONS

   9.1             No Injunction or Proceeding
   9.2             Compass Shareholder Approval
   9.3             Representations and Warranties True
   9.4             Performances
   9.5             Governmental Consents and Approvals

Article IX-A   CLOSING DELIVERIES

9-A.1               Seller's Closing Deliveries
9-A.2               Buyer's Closing Deliveries

Article X       INDEMNIFICATION

   10.1          Indemnification by Flagstar
   10.2          Threshold for Indemnification
   10.3          Third Party Claims
   10.4          Notice of Direct Claims


Article XI     MISCELLANEOUS

   11.1           No Survival of Representations and Warranties
   11.2           Entire Understanding, Waiver, Etc.
   11.3           Severability
   11.4           Captions
   11.5           Notices
   11.6           Successors and Assigns
   11.7           Parties in Interest
   11.8           Counterparts
   11.9           Construction of Terms
   11.10         Governing Law
   11.11         Specific Performance


Exhibits to Stock Purchase Agreement


Exhibit A                  Franchise Deal Points

Exhibit B                  Legal Opinion of Seller

Exhibit C                  Legal Opinion of Buyer


                    STOCK PURCHASE AGREEMENT



     THIS STOCK PURCHASE AGREEMENT is made and entered into as of April 26, 1994, by and among FLAGSTAR CORPORATION, a Delaware corporation ("Flagstar"), CANTEEN HOLDINGS, INC., a New York corporation ("Seller"), COMPASS GROUP PLC, a public limited company incorporated in England and Wales ("Compass"), and COMPASS HOLDINGS, INC., a Delaware corporation ("Buyer").


                           RECITALS


     WHEREAS, Flagstar owns all of the issued and outstanding shares of common stock, $.01 par value per share, of Seller and has joined in the execution of this Agreement for the limited purposes expressly provided for herein; and

     WHEREAS, Seller owns all of the issued and outstanding shares (the "Shares") of common stock, $.01 par value per share, of IM VENDING, INC., a Delaware corporation ("IMV"); and

     WHEREAS, IMV owns all of the issued and outstanding shares of common stock, $.01 par value per share, of Canteen
Corporation, a Delaware corporation ("Canteen"); and

     WHEREAS, Compass indirectly owns all of the issued and outstanding shares of common stock, $1.00 par value per share, of Buyer; and

     WHEREAS, Seller desires to sell the Shares to Buyer, and Buyer desires to purchase the Shares from Seller, on the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable considerations, the receipt and sufficiency of which are hereby expressly acknowledged by Seller and Buyer, the parties hereto agree as follows:

                          ARTICLE I

                         DEFINITIONS


     The terms defined in this Article shall have the following respective meanings for all purposes of this Agreement:

               Section 1.1. "Accountants" means Deloitte & Touche.

               Section 1.2. "Business" means all the business currently being conducted by the Canteen Group, including the provision of contract food and vending and certain non-food services to business and industry, governmental, educational, lifecare, leisure, correctional, airports, railway stations and similar institutional markets throughout the United States, together with the granting of franchises and licensing of trademarks to domestic and international distributors and licensees in such business; but excluding from the term Business the concession and recreation services operations and food and beverage service business as currently conducted by Volume Services, Inc. and TW Recreational Services, Inc., including event catering provided at sporting venues, entertainment complexes and marinas and at United States National Parks and state parks.

               Section 1.3. "Business Day" means a day (other than a Saturday, a Sunday or a public holiday in the United Kingdom or the United States) on which banks are open for business both in New York City and in London.

               Section 1.4. "Buyer Group" means collectively,
Compass, Buyer and, after the Closing, the Canteen Group.

               Section 1.5. "Canteen Group" means collectively, IMV, Canteen and the Canteen Subsidiaries.

               Section 1.6. "Canteen Subsidiaries" means those subsidiary corporations identified in Section 1.6 of the Disclosure Schedule.

               Section 1.7. "Closing" means the consummation and effectuation of the transactions contemplated herein pursuant to the terms and conditions of this Agreement which shall be held on the 17th day of June, l994, at 9:00 AM in the offices of Smith Helms Mulliss & Moore, L.L.P. in Charlotte, North Carolina or on such other date or at such other time or place as is mutually agreed by the parties hereto.

               Section 1.8. "Closing Date" means the date on which the Closing actually occurs.

               Section 1.9. "CM Assets" has the meaning given in
Section 4.10.

               Section 1.10. "CM Corp." means Canteen Management
Services, Inc., a wholly owned subsidiary of Seller.

               Section 1.11. "Code" means the Internal Revenue Code of 1986, as amended.

               Section 1.12. "Confidentiality Agreement" means the Confidentiality Agreement dated February 11, 1994 between Flagstar and Compass.

               Section 1.13. "Customers" means the customers of Canteen or a Canteen Subsidiary relating to the rendering of contract food and vending services by Canteen or a Canteen Subsidiary; a list of the top five (5) such Customers in each of the Canteen Group's designated geographic regions is set forth in
Section 1.13 of the Disclosure Schedule.

               Section 1.14. "Disclosure Schedule" means the disclosure schedule document executed by Flagstar, Seller, Compass and Buyer as of the date hereof, as amended in the manner contemplated by Section 6.15 hereof.

               Section 1.15. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               Section 1.16. "Exon-Florio Amendment" means Section 721 of the Defense Production Act of 1950, as amended by Section
5021 of the Omnibus Trade and Competitiveness Act of 1988.

               Section 1.17. "Financial Statements" means the Canteen Group consolidated financial statements as identified and defined in Section 4.7 hereof.

               Section 1.18. "Flagstar Parent" means Flagstar
Companies, Inc., a Delaware corporation.

               Section 1.19. "GAAP" means generally accepted accounting principles.

               Section 1.20. "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

               Section 1.21. "Indebtedness" means, indebtedness for money borrowed from any third party and any intercompany obligations of any nature, other than current liabilities for goods or services furnished in the ordinary course of business.


               Section 1.22. "Independent Accounting Firm" means
Price Waterhouse or such other nationally recognized accounting firm in the United States as shall be mutually acceptable to Buyer and Seller.

               Section 1.23. "Interim Statement of Assets and Liabilities" means the unaudited consolidated statement of assets and liabilities of the Canteen Group for the two-month period ending February 19, 1994 (and any related notes thereto), a copy of which is included as part of the Financial Statements.

               Section 1.24. "Key Customer" means the largest fifty
(50) customers of the Canteen Group determined by gross revenues during 1993.

               Section 1.25. "Key Customer Contract" has the meaning given that term in Section 4.10.

               Section 1.26. "Listing Particulars" means the listing particulars to be published by Compass in accordance with the Listing Rules.

               Section 1.27. "Listing Rules" means the Listing Rules made by the London Stock Exchange pursuant to Part IV of the Financial Services Act 1986 (as amended from time to time).

               Section 1.28. "London Stock Exchange" means The
International Stock Exchange of the United Kingdom and the
Republic of Ireland Limited.

               Section 1.29. "Material Adverse Effect" means an effect that is reasonably likely to have a material adverse effect on the business, financial condition or results of operations of the Canteen Group, taken as a whole.

               Section 1.30. "Net Asset Value" means, as of any date, the amount, if any, by which the (i) aggregate book value of assets of the Canteen Group exceeds (ii) the aggregate book value of liabilities of the Canteen Group; in each case determined on a consolidated basis in accordance with GAAP consistently applied and in a manner consistent with and subject to such adjustments as are provided in the determination of the Net Asset Value as of December 25, 1993 set forth in Section 1.30 of the Disclosure Schedule.

               Section 1.31. "Permitted Encumbrances" means each of the following: (i) liens for property taxes and special assessments with respect to the Real Property and/or the personal property owned by the Canteen Group with respect to 1994 and subsequent years; (ii) mechanic's and materialmen's liens arising in the ordinary course of business; (iii) restrictions, easements, covenants, reservations and rights of way of record with respect to the Real Property; (iv) matters which would be revealed by an accurate, current survey of the Real Property; (v) zoning ordinances, restrictions, prohibitions and other requirements imposed by governmental authority; and
(vi) rights of others in party walls, if any, relative to the Real Property.

               Section 1.32. "Person" means an individual, partnership, corporation, trust, unincorporated organization, association or joint venture or a government, agency, political subdivision or instrumentality thereof.

               Section 1.33. "Plan" means all pension, retirement, profit sharing, savings, thrift, stock bonus, stock option, stock purchase, restricted stock purchase, stock ownership, stock appreciation right, phantom stock, deferred compensation, supplemental retirement, deferred bonus, severance, change of control, parachute, medical, health, dental, fitness, vision, prescription drugs, sick pay, dependent care, educational assistance, group legal services, life insurance, accidental death, accidental dismemberment or disability, short-term and long-term disability group insurance, Code Section 125 "cafeteria plan," supplemental unemployment income, training, apprenticeship, scholarship, tuition reimbursement, employee assistance, employee discount, subsidized cafeteria, fringe benefit, vacation, holiday, employer sponsored recreational facility, or other employee pension benefit or welfare plan, policy, contract, or arrangement, or other similar fringe or employee benefit plan, program, policy, contract, or arrangement, written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, or any other plan described in Section 3(3) of ERISA. Notwithstanding the foregoing, the term "Plan" shall not include: (a) any benefit, program, contract or arrangement that is not described in Section 3(3) of ERISA unless (i) it provides material benefit to a material number of employees, (ii) it otherwise represents a material cost in the Canteen Group's business, or (iii) any reports or other filings regarding it are required to be made to the Internal Revenue Service, the Department of Labor, or any other governmental agency, or (b) any Plan that is not maintained or contributed to by any member of the Canteen Group.

               Section 1.34. "Proprietary Rights" means all patents, patent applications and patent disclosures; all inventions
(whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names and all goodwill associated therewith;
all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all trade secrets, confidential information, ideas, formulas, composition, know-how, manufacturing and production processes and techniques, research information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, documentation and software, financial business and marketing plans, customer and supplier lists and related information, marketing materials and all other proprietary intangible rights.

               Section 1.35. "Purchase Price" means the sum of Four Hundred Fifty Million Dollars ($450,000,000), as such sum may be adjusted pursuant to and in accordance with Section 3.2 hereof.

               Section 1.36. "Real Property" means the real property owned by any member of the Canteen Group, including the buildings, improvements and fixtures located thereon, which real property is described in Section 1.36 of the Disclosure Schedule.

               Section 1.37. "Restated Credit Agreement" shall have the meaning set forth in Section 4.2 of the Disclosure Schedule.

               Section 1.38. "Restated Credit Lender" shall mean a lender as a party to the Restated Credit Agreement.

               Section 1.39. "Retained Group" means Flagstar and all direct and indirect subsidiaries of Flagstar other than the Canteen Group.

               Section 1.40.  "Rights Issue" means the issue by
Compass by way of rights of ordinary shares in the capital of Compass underwritten in accordance with the terms of the Underwriting Agreement.

               Section 1.41. "Section 338(h)(10) Elections" means the joint elections by Flagstar Parent and Buyer with respect to the purchase and sale of the Shares under this Agreement under
Section 338(h)(10) of the Code as described in Section 3.3 below.

               Section 1.42. "Selling Group" means collectively,
Flagstar and Seller.

               Section 1.43. "Taxes" means all taxes, assessments, and charges imposed by any federal, state, local, or foreign taxing authority, including interest, penalties and additions thereto.

               Section 1.44. "Underwriting Agreement" means the agreement to be dated April 27, 1994, between Compass and Morgan Grenfell & Co. Limited relating to the underwriting of the Rights Issue substantially in the form delivered to Seller contemporaneously with the execution of this Agreement.

                          ARTICLE II

                 PURCHASE AND SALE OF SHARES

     Upon the terms and subject to the conditions hereof, at the Closing, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and accept from Seller, all of the Shares for the Purchase Price free and clear of all pledges, security interests, liens, claims, options, charges, encumbrances and restrictions whatsoever.

                         ARTICLE III

                        PURCHASE PRICE

               Section 3.1. Payment of Purchase Price. The Purchase Price shall be payable and paid as follows:

              (a) Four Hundred Fifty Million Dollars
($450,000,000) shall be paid by Buyer on the Closing Date by wire transfer of immediately available funds (i) in accordance with Seller's written wire instructions (such wire instructions to be delivered no later than three (3) business days prior to Closing), or (ii) to the extent necessary to obtain the release of the Canteen Group from obligations with respect to the Restated Credit Agreement and related interest rate exchange agreements and to obtain the release of the shares of the Canteen Group and other assets of (or to be conveyed to) the Canteen Group as collateral for the Restated Credit Agreement, Buyer may make payments of some or all of the Purchase Price as directed by Citibank, N.A., as agent under the Restated Credit Agreement.

              (b) In the event of a reduction in the Purchase
Price pursuant to Section 3.2 hereof, the amount of such reduction shall be paid by Seller by wire transfer of immediately available funds in accordance with Buyer's written wire instructions within five (5) Business Days following the determination in accordance with Section 3.2 hereof of the amount of such reduction.

                Section 3.2. Post-Closing Purchase Price Adjustment. The Purchase Price shall be reduced by the amount, if any, by which Forty-One Million Five Hundred Thousand Dollars ($41,500,000) exceeds the Net Asset Value as of the Closing
Date. As soon as practicable following the Closing, the Canteen Group, at its expense, shall prepare the consolidated balance sheet as of the Closing Date and the related statements of operations and cash flows of the Canteen Group for the period from December 25, 1993 through the Closing Date, together with a calculation of the Net Asset Value as of the Closing Date, and shall deliver such balance sheet and related statements and Net Asset Value calculation to Seller as soon as available and in any event within sixty (60) days of the Closing Date. Such balance sheet and related statements shall be prepared on a basis consistent with the Financial Statements but shall not be adjusted to reflect the Section 338(h)(10) Elections or any federal and state income tax liabilities associated therewith.
Such balance sheets, related statements and Net Asset Value calculation shall be reviewed within such sixty (60) day period by the Accountants regularly employed by the Canteen Group and shall be accompanied by a review report confirming the calculation of the Net Asset Value as of the Closing Date determined in accordance with Section 1.30 of the Disclosure Schedule . Upon request, Flagstar shall be provided with access, during normal business hours, to the accounting books and records and accounting personnel of the Canteen Group during such sixty
(60) day period and thereafter until the Net Asset Value as of the Closing Date has been finally determined in accordance with the provisions of this Section 3.2. If within thirty (30) days following receipt of such balance sheet, related statements and Net Asset Value calculation, the Seller determines in good faith that it disagrees with the calculation, it shall notify the Buyer and Compass of its objection setting forth its determination of Net Asset Value as of the Closing Date and the basis for its disagreement. A failure by Seller to notify Buyer and Compass of its disagreement within such thirty (30) day period will constitute acceptance by Seller of the calculation of Net Asset Value as of the Closing Date. Seller and Buyer will negotiate in good faith to resolve any disagreement during the fifteen (15) day period following Seller's notification of a disagreement. In the event such disagreements not resolved within such fifteen
(15) day period, the calculation of Net Asset Value shall promptly be submitted to the Independent Accounting Firm for a final resolution within forty-five (45) days after the expiration of the fifteen (15) day negotiation period. The Independent Accounting Firm will be requested to review such balance sheet and related statements and independently determine the Net Asset Value as of the Closing Date in accordance with the provisions of this Section 3.2.. In its determination, the Independent
Accounting Firm shall be entitled to rely on the work papers and similar items generated by the Canteen Group in the course of their generation of such balance sheet, related statements and Net Asset Value calculation and the work papers of the Accountants in respect thereof. The decision of the Independent Accounting Firm shall be final and binding on the parties. If the determination of the Independent Accounting Firm is that the Net Asset Value as of the Closing Date is the same or less than the Net Asset Value calculated by the Canteen Group, the fees and expenses of the Independent Accounting Firm will be paid by the Seller. If the determination of the Independent Accounting Firm is that the Net Asset Value as of the Closing Date is greater than the Net Asset Value calculated by the Canteen Group, the fees and expenses of the Independent Accounting Firm will be paid by Buyer.
               Section 3.3.Section 338 Election and Forms.

              (a) Flagstar Parent and Buyer have executed an agreement and election of even date herewith pursuant to which Flagstar Parent and Buyer shall jointly make timely Section 338(h)(10) Elections in accordance with the Code with respect to the purchase and sale of the Shares and with respect to the deemed purchase and sale of the shares of Canteen and of all Canteen Subsidiaries. Flagstar Parent and Buyer shall report, for federal income tax purposes, the transactions under this Agreement consistent with the Section 338(h)(10) Elections; and neither Flagstar Parent nor Buyer will take a position under the Code contrary thereto unless required to do so by applicable tax laws pursuant to a determination as defined in Section 1313(a) of the Code. The federal taxable income and loss of the Canteen Group will be included on Flagstar Parent's consolidated federal income tax returns for all periods through and including the Closing Date, including income and loss attributable to the
Section 338(h)(10) Elections, and Flagstar Parent shall pay any federal income taxes attributable to such income. The federal income and loss of the Canteen Group will be allocated to the period up to and including the Closing Date, by closing the books of the Canteen Group as of the end of the Closing Date. Buyer shall not cause any member of the Canteen Group to engage, on the Closing Date, in any transaction outside the ordinary course of business that could affect the federal taxable income and loss of any member of the Canteen Group included in Flagstar Parent's federal consolidated income tax return.

              (b) Buyer and Seller shall enter into an allocation agreement within thirty (30) days following the determination of the Purchase Price pursuant to Section 3.2 concerning the computation of the Modified Aggregate Deemed Sale Price (as defined under applicable treasury regulations) ("MADSP") of the assets of the Canteen Group and the allocation of such MADSP among such assets (the "Allocation Agreement").
The Allocation Agreement shall provide that if there is a dispute as to the computation of the MADSP or its allocation among the assets, the fair market value of the assets of the Canteen Group shall be determined by an appraisal conducted by the Independent Accounting Firm and based upon such appraisal, such firm shall determine MADSP and its allocation among the assets. Buyer shall pay all fees and expenses of such appraisal and determination. Flagstar Parent's consolidated federal income tax return and all filings for which Buyer is responsible under (c) below shall, when required to reflect MADSP or its allocation, reflect such items as determined pursuant to this paragraph (b).

              (c) Buyer shall be responsible for the
preparation and timely filing of all documents, returns and other forms and schedules required to be submitted to the Internal Revenue Service in connection with the Section
338(h)(10) Elections in accordance with the Code and the terms of this Agreement, including the IRS Form 8023 (but excluding Flagstar Parent's consolidated return), which documents, returns, forms and schedules shall reflect MADSP and its allocation as determined pursuant to the Allocation Agreement. To the extent not executed and completed as of the date hereof. Flagstar Parent shall execute and deliver to Buyer such documents or forms, including any amended or replacement Forms 8023, as are reasonably requested and are required by the Code in order to properly complete these Section 338 forms and schedules at least twenty (20) days prior to the date such forms are required to be filed. Flagstar shall provide Buyer with such information as Buyer reasonably requests in order to prepare any remaining
Section 338 forms and schedules within thirty (30) days of Buyer's request for such further information or such shorter period as is necessary to comply with applicable law. Notwithstanding the foregoing, Buyer shall request any such information as promptly as practicable following the Closing Date.


                           ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF FLAGSTAR

     Flagstar hereby represents and warrants to Compass and Buyer as of the date hereof and as of the Closing Date, subject to the updating and amendment of the Disclosure Schedule contemplated by
Section 6.15 hereof, as follows:

               Section 4.1. Corporate Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the full corporate right, power and authority and all material authorizations, licenses and permits necessary to own, lease and operate all of its properties and assets and to carry out its business as it is presently conducted. Each of Flagstar and each member of the Canteen Group is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and has the full corporate right, power and authority and all material authorizations, licenses and permits necessary to own, lease and operate all of its properties and assets and to carry out its business as it is presently conducted. Each member of the Canteen Group is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of property or the conduct of its business requires such qualification or license. Except for the Canteen Subsidiaries, and except as set forth in Section 4.1 of the Disclosure Schedule, Canteen has no subsidiaries and there are no corporations, joint ventures, partnerships or other entities or arrangements in which Canteen, directly or indirectly, owns any capital stock or an equity interest. Canteen is a wholly owned subsidiary of IMV. Other than Canteen and the Canteen Subsidiaries, IMV has no subsidiaries and there are no corporations, joint ventures, partnerships or other entities or arrangements in which IMV, directly or indirectly, owns any capital stock or an equity interest. Seller is a wholly owned subsidiary of Flagstar.

               Seller has delivered to Buyer correct and complete copies of the articles of incorporation and bylaws of each member of the Canteen Group and all of the minute books currently maintained by each member of the Canteen Group of the meetings of the Board of Directors, all committees of the Board of Directors and the stockholders of each member of the Canteen Group. The minute books of each member of the Canteen Group are correct and complete in all material respects. The books of Seller and each member of the Canteen Group accurately reflect all transactions involving the issue or transfer of certificates for shares of their respective common stock.

               Section 4.2. Capitalization of IMV. The authorized capital stock of IMV consists solely of one thousand (1,000) shares of voting common stock, $.01 par value per share, of which only one hundred (100) shares are issued and outstanding. Such one hundred (100) shares constitute the Shares. No shares are held as treasury shares. All issued and outstanding shares of capital stock of IMV are owned of record by Seller, have been duly authorized and validly issued, are fully paid and nonassessable, were issued without violation of any preemptive rights and are free of any preemptive rights and, except as set forth in Section 4.2 of the Disclosure Schedule, are owned free and clear of any security interests, claims, liens, pledges, encumbrances, charges, agreements, voting trusts, proxies or other arrangements or restrictions whatsoever. Except for this Agreement and as set forth in Section 4.2 of the Disclosure Schedule, there are no options, warrants or other rights, nor any agreements, commitments or arrangements of any kind, relating to the subscription to or the issuance, voting, acquisition, sale, repurchase, transfer or disposition of (i) any capital stock of IMV or securities convertible into or exchangeable for capital stock of IMV, or (ii) any options, warrants or subscription rights relating to any such capital stock or securities of IMV. The consummation of the transactions contemplated hereby will convey to Buyer good title to the Shares free and clear of all claims, liens, encumbrances, security interests, charges or restrictions of any nature whatsoever, except as created by Buyer. Except as set forth in Section 4.3 of the Disclosure Schedule, IMV is the sole record and beneficial holder of all the outstanding capital stock of Canteen subject to no pledges, security interests, liens, claims, options, proxies, voting agreements, charges or encumbrances of any kind whatsoever. IMV engages in no trade or business and holds no other assets other than the shares of Canteen. Except as set forth in Section 4.4 of the Disclosure Schedule, Canteen is the sole record and beneficial owner of all the outstanding capital stock of each Canteen Subsidiary free and clear of any security interests, claims, liens, pledges, encumbrances, charges, agreements, proxies, voting trusts or other arrangements.

               Section 4.3. Capitalization of Canteen. The authorized capital stock of Canteen consists solely of one thousand (1,000) shares of voting common stock, $.01 par value per share, of which all one thousand (1,000) shares are issued and outstanding. No shares are held as treasury shares. All issued and outstanding shares of capital stock of Canteen have been duly authorized and validly issued, are fully paid and nonassessable, were issued without violation of any preemptive rights and are free of any preemptive rights and, except as set forth in Section 4.3 of the Disclosure Schedule, are owned free and clear of any security interests, claims, liens, pledges, encumbrances, charges, agreements, voting trusts, proxies or other arrangements or restrictions whatsoever. Except as set forth in Section 4.3 of the Disclosure Schedule, there are no options, warrants or other rights, nor any agreements, commitments or arrangements of any kind, relating to the subscription to or issuance, voting, acquisition, sale, repurchase, transfer or disposition of (i) any capital stock of Canteen or securities convertible into or exchangeable for capital stock of Canteen or (ii) any options, warrants or subscription rights relating to any such capital stock or securities of Canteen. Except as set forth in Section 4.3 of the Disclosure Schedule, none of the members of the Canteen Group has any other equity securities or securities containing any equity features authorized, issued or outstanding, and there are no agreements or other rights or arrangements existing which provide for the sale or issuance of any of the foregoing by any member of the Canteen Group.

               Section 4.4. Canteen Subsidiaries. All of the Canteen Subsidiaries, together with their respective jurisdictions of incorporation or organization and their authorized and issued shares of capital stock, are listed in
Section 1.6 of the Disclosure Schedule. All issued and outstanding shares of capital stock of each Canteen Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, were issued without violation of preemptive rights and are free of any preemptive rights and, except as set forth in Section 4.4 of the Disclosure Schedule, are owned free and clear of any security interests, claims, liens, pledges, encumbrances, charges, agreements, voting trusts, proxies or other arrangements or restrictions whatsoever. Except as set forth in Section 4.4 of the Disclosure Schedule, there are no options, warrants, or other rights, nor any agreements, commitments or arrangements of any kind, relating to the subscription to or issuance, voting, acquisition, sale, repurchase, transfer or disposition of (i) any capital stock of any Canteen Subsidiary or securities convertible into or exchangeable for capital stock of a Canteen Subsidiary, or (ii) any options, warrants, or subscription rights relating to any such capital stock or securities of a Canteen Subsidiary. Except as set forth in Section 4.4 of the Disclosure Schedule, the shares of the Canteen Subsidiaries are subject to no shareholders agreements, none of the Canteen Subsidiaries has any other subsidiaries, and there are no corporations, joint ventures, partnerships or other entities or arrangements in which any Canteen Subsidiary, directly or indirectly, owns any capital stock or an equity interest.

               Section 4.5. Authority. Each of Seller and Flagstar has all requisite corporate right, power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by each of Seller and Flagstar have been duly and validly authorized and approved by all necessary corporate action. This Agreement has been duly and validly executed and delivered by each of Seller and Flagstar and, assuming this Agreement has been duly authorized, executed and delivered by Buyer, constitutes the legal, valid and binding obligation of each of Seller and Flagstar, enforceable against it in accordance with its terms.

              Section 4.6. Consents and Approvals; No Violations;
Release of Indebtedness and Liens.

              (a) Except as set forth in Part I of Section 4.6 of the Disclosure Schedule, the execution, delivery and performance of this Agreement by Flagstar and Seller will not (with or without the giving of notice or the passage of time, or both) (i) violate any applicable provision of law or any rule or regulation of any federal, state or local administrative agency or governmental authority applicable to Flagstar, Seller or any member of the Canteen Group, or any order, writ, injunction, judgment or decree of any court, administrative agency or governmental authority applicable to Flagstar, Seller or any member of the Canteen Group, (ii) violate the articles of incorporation or bylaws of Flagstar, Seller or any member of the Canteen Group, (iii) require any consent under or constitute a default under any material agreement, indenture, mortgage, deed of trust, lease, license, or other instrument to which Flagstar, Seller, or any member of the Canteen Group is a party or by which any of them is bound, or any material license, permit or certificate held by any of them, (iv) require any material consent or approval by, notice to or registration with any governmental or regulatory authority other than the appropriate filings pursuant to the HSR Act and the Exon-Florio Amendment, and the expiration of the applicable waiting periods thereunder or (v) result in the creation of any lien, claim, encumbrance or charge upon any of the shares or any property or assets of any member of the Canteen Group. Other than the consent of Flagstar as the sole shareholder of Seller (which has, or by Closing will be, obtained) no consent of any shareholder of Flagstar Parent or of any member of the Retained Group is required for the execution and performance of this Agreement by Flagstar or Seller.

              (b) Set forth in Part II of Section 4.6 of the Disclosure Schedule is a schedule of all Indebtedness (direct, indirect, contingent or otherwise) of any member of the Canteen Group to any member of the Retained Group (the "Intercompany Indebtedness") and all other Indebtedness of any member of the Canteen Group. Such information is true and complete and sets forth the holder of such Indebtedness, the amount as of February
12, 1994 and the maturities thereof.    In connection with the
payment or release of any Indebtedness prior to Closing, Flagstar represents and warrants that reasonably equivalent value shall be received.

               Section 4.7. Financial Statements.

              (a) Seller has previously provided Buyer with (i) the audited consolidated statement of assets and liabilities and the related unaudited consolidated statement of operations and earnings and statement of cash flows (including any related notes thereto) of the Canteen Group as of and for the fiscal year ended December 25, 1993, and (ii) the unaudited consolidated statement of assets and liabilities and the related consolidated statement of operations and earnings and statement of cash flows (including any related notes thereto) of the Canteen Group as of and for the two-month period ended February 26, 1994 (collectively, the "Financial Statements") copies of which are set forth in Section
4.7 of the Disclosure Schedule.

              (b) Except as set forth on Section 4.7 of the Disclosure Schedule, the Financial Statements have been prepared in accordance with GAAP applied on consistent basis throughout the periods involved and fairly present (i) the consolidated financial condition of the Canteen Group as of the respective dates thereof; and (ii) the consolidated results of operations, earnings, cash flows and retained earnings and changes in financial position, respectively, of the Canteen Group for the fiscal year ended December 25, 1993 and for the two-month period ended February 26, 1994.

               Section 4.8 Undisclosed Liabilities. Except as set forth on Section 4.8 of the Disclosure Schedule, no member of the Canteen Group has any liabilities except (i) liabilities reflected or reserved against in the consolidated statement of assets and liabilities of the Canteen Group as of December 25, 1993, (ii) liabilities reflected or reserved against in the Interim Statement of Assets and Liabilities, (iii) liabilities (absolute, accrued, contingent or otherwise) required by GAAP to be reflected on a consolidated statement of assets and liabilities of the Canteen Group which were incurred since February 26, 1994 in the ordinary course of business, and (iv) liabilities which, in the aggregate, do not have a Material Adverse Effect. For purposes of this Section 4.8, the term "liabilities" shall exclude (i) all claims which have not been asserted, and for which Flagstar or any member of the Canteen Group has no knowledge of the basis for such assertion, against any member of the Canteen Group as of the date hereof and (ii) all claims for future payroll and operating lease obligations arising in the ordinary course of business.

               Section 4.9. Taxes.

              (a) Except as set forth in Section 4.9 of the Disclosure Schedule, each member of the Canteen Group has timely filed all material returns, declarations, reports, information returns and statements required to be filed by it in respect of any Taxes and paid all Taxes due and payable by any of them. Except as set forth in Section 4.9 of the Disclosure Schedule, no notice of any material proposed tax deficiency, assessment or levy has been received by any member of the Canteen Group, nor by Flagstar in respect of the Business, and each member of the Canteen Group has duly withheld from each payment from which such withholding is required by law, the amount of all Taxes required to be withheld therefrom and has paid the same (to the extent due) together with the employer's share of the same, if any, to the proper tax receiving officers.

              (b) Since January 1, 1990, neither IMV nor any of its subsidiaries has been a member of an affiliated group (within the meaning of Code Section 1504) filing a consolidated federal income tax return, other than an affiliated group the common parent of which is Flagstar Parent.

              (c) Effective as of the Closing Date, no member of the Canteen Group shall have any obligation or liability in respect of any tax sharing agreement between Flagstar Parent and any member of its affiliated group, on the one hand, and any member of the Canteen Group, on the other hand.

              (d) Neither Canteen nor any member of the Canteen Group has any liability for the payment of (i) a parachute payment as that term is defined by Code Section 280G or (ii) any liability resulting from an accounting method change pursuant to Code Section 481.

               Section 4.10. Business and Contracts. Section 4.10 of the Disclosure Schedule contains a list of the business functions and assets of CM Corp which, on or prior to the Closing Date, will be transferred to the Canteen Group at historical cost free and clear of all claims, liens, encumbrances and security interests (the "CM Assets"). The conveyance of the Shares and the ownership by the Canteen Group of the CM Assets will allow Buyer to operate the Business in all material respects as it was operated as of December 25, 1993 and as of the date hereof. The Canteen Group serviced approximately
1,500 food service clients and approximately 11,500 vending locations at March 19, 1994. Section 4.10 of the Disclosure
Schedule contains a list of Key Customers. True and complete copies of the customer contracts for each Key Customer ("Key
Customer Contracts") have been delivered to Buyer. Except as otherwise indicated in Section 4.10 of the Disclosure Schedule, each Key Customer Contract is in full force and effect. To the best knowledge of Flagstar and except as otherwise indicated in
Section 4.10 of the Disclosure Schedule, relationships with such Key Customers are believed to be good and no written notices of termination have been delivered by any such Key Customer. True and complete copies of all customer contracts with the Customers listed on Section 1.13 of the Disclosure Schedule where such contract permits the Customer to terminate, modify or renegotiate its contract upon a change of control of Canteen have been delivered to Buyer.

               Section 4.11. Properties and Assets.

              (a) Section 1.36 of the Disclosure Schedule is an accurate and complete list of all Real Property owned by any member of the Canteen Group. Except for Permitted Encumbrances and as set forth in Section 4.11 of the Disclosure Schedule, each member of the Canteen Group which owns Real Property has good, valid and marketable title to such Real Property, in each case free and clear of all mortgages, liens, security interests or encumbrances.

              (b) Except for Permitted Encumbrances and for the liens and encumbrances set forth in Section 4.11 of the Disclosure Schedule, each member of the Canteen Group owns good and marketable title to all of the personal property reflected on the Interim Statement of Assets and Liabilities or acquired since February 26, 1994 (except for properties and assets disposed of since such date in the ordinary course of business and consistent with past practice), and has such title free and clear of all liens, charges, security interests or other encumbrances of any nature whatsoever.

              (c) Each member of the Canteen Group owns or leases all material assets necessary for the conduct of its business as presently and historically conducted. Such assets have been maintained in accordance with normal industry practice, are in reasonable operating condition and repair (subject to normal wear and tear), and are suitable for the purpose for which they are presently used.
              (d) Except as otherwise indicated in Section 4.11 of the Disclosure Schedule, all of the Canteen Group's assets (real, personal, intangible or otherwise) are reflected on the books and records of the Canteen Group.

              (e) Except as otherwise indicated in Section 4.11 of the Disclosure Schedule, all of the material assets owned by the Canteen Group, or in respect of which any member of the Canteen Group has the right of use, are in the possession of or under control of the Canteen Group.

              (f) Where any material assets are used but not owned by any Canteen Group member or any facilities or services are provided to any Canteen Group member by any third party, there has not occurred any event of default or any other event or circumstance which may entitle any third party to terminate any agreement or license in respect of the provision of such facilities or services (or any event or circumstance which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute such an event or circumstance).

               Section 4.12. Absence of Changes.

              (a) Except as set forth in Section 4.12 of the Disclosure Schedule, since December 25, 1993 there has not been:

                   (i) any change in the business, financial condition, results of operations or assets or liabilities of any member of the Canteen Group, other than changes in the ordinary course of the Business and any changes which would not, singularly or in the aggregate, result in a Material Adverse Effect;

                   (ii) any material payment or agreement to make any material payments by any member of the Canteen Group other than payments in the ordinary course of business and consistent with past practice;

                   (iii) any damage or destruction, loss or other casualty, however arising and whether or not covered by insurance, which would, singularly or in the aggregate, result in a Material Adverse Effect;

                   (iv) any labor dispute or any other event or condition of any character which will, singularly or in the aggregate, result in a Material Adverse Effect;

                   (v) any Indebtedness incurred by any member of the Canteen Group for borrowed money (except by endorsement for collection or for deposit of negotiable instruments received in the ordinary course of the Business), or any agreement to incur any such Indebtedness;
                   (vi) any material change in the accounting methods or practices of Seller or any member of the Canteen Group or any change in depreciation or amortization policies or rates theretofore adopted;

                   (vii) any amendment or termination by any member of the Canteen Group of any material contract, agreement, lease, franchise or license;

                   (viii) any amendment of the Certificate or Articles of Incorporation or Bylaws of any member of the Canteen
Group;

                   (ix) except for Permitted Encumbrances and other than in the ordinary course of business, any mortgage, pledge or other encumbering of any material property or assets of any member of the Canteen Group;

                   (x) any material liability or obligation incurred by any member of the Canteen Group, except current liabilities incurred in the ordinary course of business and consistent with past practice, or any cancellation or compromise by any member of the Canteen Group of any material debt or claim, or any waiver or release by any member of the Canteen Group of any right of substantial value to the Business;

                   (xi) any sale, transfer, lease, abandonment or other disposal of any material portion of the properties or assets of any member of the Canteen Group (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practices;

                   (xii) any transfer, disposal or grant of any rights under any Proprietary Rights or license owned by any member of the Canteen Group, or any disposal of or disclosure to any Person other than representatives of Buyer of any material trade secret, formula, process or know-how owned by IMV or Canteen not theretofore a matter of public knowledge; except, in each case, in the ordinary course of business and consistent with past practice;

                   (xiii) any grant of any general increase in the compensation of officers, employees or directors of any member of the Canteen Group; or any grant of any increase in compensation payable to or to become payable to any officer, employee or director; or any agreement entered into with any officer, employee or director; except, in each case, in the ordinary course of business and consistent with past practice;

                   (xiv) any single capital expenditure made, or any commitment to make any capital expenditure, in excess of One
Hundred Thousand Dollars ($100,000) for any tangible or intangible capital assets, additions or improvements, except in the ordinary course of the Business;

                   (xiv) except as expressly permitted by Section
6.12 hereof, any declaration, payment or reservation for payment of any dividend or other distribution in respect of the capital stock or other securities of any member of the Canteen Group, or any redemption, purchase or other acquisition, directly or indirectly, of any shares of capital stock or other securities of any member of the Canteen Group;

                   (xvi) except in the ordinary course of
business and consistent with past practice, any grant or extension of any power-of-attorney or guaranty by the Canteen
Group in respect of the obligation of any Person;

                   (xvii) any issuance, or any agreement to issue or sell, any capital stock, options, warrants, rights or calls to purchase any stock or securities convertible into the capital stock of any member of the Canteen Group;

                   (xviii) any material reduction in the cash balances of the Canteen Group from those set out in the Interim
Statement of Assets and Liabilities; or

                   (xix) any entry by any member of the Canteen
Group into any binding agreement, whether in writing or otherwise, to take any action described in this Section 4.12.

              (b) Except as set forth in Section 4.12 of the Disclosure Schedule, since December 25, 1993, no member of the Canteen Group has:

                   (i) suffered any extraordinary losses;

                   (ii) issued, sold or transferred any of its equity securities, securities convertible into its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities; or

                   (iii) deferred payment of its creditors or deferred capital expenditures in any manner out of the ordinary course of business, or accelerated collection of receivables in a manner inconsistent with its ordinary course of business.

               Section 4.13. Proprietary Rights.

              (a) Section 4.13 of the Disclosure Schedule (the "Proprietary Rights Schedule") contains a complete and accurate list of (i) all patented and registered Proprietary Rights owned by any member of the Canteen Group, and all pending patent applications and applications for the registration of other Proprietary Rights owned by any member of the Canteen Group, (ii) all trade or corporate names used by any member of the Canteen Group; (iii) all material licenses of rights or covenants not to sue by any member of the Canteen Group to any third party with respect to Proprietary Rights; and (iv) all material licenses of rights or covenants not to sue by any third party to any member of the Canteen Group with respect to Proprietary Rights, together, in each case, with a brief description of the subject matter licensed, and of any limit as to time or right of termination affecting the use of any Proprietary Right. Seller has delivered to Buyer correct and complete copies of all documents embodying the material licenses referred to in items
(iii) and (iv) above.

              (b) Except as set forth on the Propriety Rights Schedule, the Canteen Group owns all rights to the Canteen name and all associated trademarks in respect of the Business. Except as set forth on the Proprietary Rights Schedule, (i) the Canteen Group owns and possesses all right, title and interest in and to, and free and clear of all encumbrances, all of the Proprietary Rights necessary for the operation of the Business as presently conducted; (ii) no royalties or other payments are due to any third party in connection with any member of the Canteen Group's use and/or ownership of any Proprietary Rights; (iii) reasonable efforts have been made to preserve the confidentiality of all those Proprietary Rights, the value of which is dependent in whole or in significant part on confidentiality; (iv) all material software used in the Business is available to the members of the Canteen Group and will remain available to Buyer after Closing in accordance with the terms of the Administrative and Data Support Services Agreement; (v) all patents, registrations and applications therefor will be in full force and effect at Closing; (vi) no claim by any third party contesting the validity, enforceability, use or ownership of any Proprietary Rights owned or used by any member of the Canteen Group is currently pending; (vii) no written notice has been received which indicates any infringement or misappropriation by or conflict with, any third party with respect to the Proprietary Rights of any members of the Canteen Group; (viii) none of the members of the Canteen Group has received any written claims alleging infringement or misappropriation of, or other conflict with, any Proprietary Rights of any third party; (ix) none of the members of the Canteen Group has infringed, misappropriated or otherwise conflicted in any material respect with any Proprietary Rights of any third party; (x) there is no individual Proprietary Right or license of Proprietary Rights the loss of which would have a Material Adverse Effect; (xi) all material Proprietary Rights owned or used by any member of the Canteen Group immediately prior to Closing will be owned or available for use by such member of the Canteen Group on substantially equivalent terms and conditions immediately subsequent to Closing and no consent or other agreement from any third party is required for such use; (xii) none of the members of the Canteen Group is currently obligated to indemnify any Person with respect to any Proprietary Rights; and (xiii) no member of the Canteen Group is in default under any material license, sub-license or assignment granted to it in respect of any Proprietary Rights used by any member of the Canteen Group.

               Section 4.14. Leases.

              (a) Section 4.14 of the Disclosure Schedule contains an accurate and complete list of all real property leases pursuant to which each member of the Canteen Group leases real property whether as landlord or tenant. Section 4.14 of the Disclosure Schedule also contains an accurate and complete list of all material personal property leases necessary for the operation of the Business as presently conducted and after giving effect to the transfer of the CM Assets. Except as set forth in
Section 4.14 of the Disclosure Schedule, all such leases are in full force and effect and are valid, binding and enforceable in accordance with their terms; there are no existing defaults or events which, with the giving of notice or the lapse of time or both, would constitute a default thereunder by any member of the Canteen Group. All rentals and other payments due under the terms of such leases have been paid in full and there are no material unpaid obligations under any of such leases. No payments made under the terms of such leases are subject to renegotiation or adjustment. The sale of the Shares will not result in any termination of, or right to renegotiate, any such lease.

              (b) Except as otherwise indicated in Section 4.14 of the Disclosure Schedule, Seller has delivered to Buyer complete and accurate copies of each of the leases described in
Section 4.14 of the Disclosure Schedule and none of the leases has been modified, except to the extent that such modifications are disclosed by the copies delivered to Buyer. None of the members of the Canteen Group and, to Flagstar's knowledge, no other party to any lease or sublease, is in breach or default and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder and no party has repudiated any provisions of such leases.

              (c) Except as set forth in Section 4.21 of the Disclosure Schedule, there are no (i) pending litigation, administrative proceedings, governmental investigations or actions relating to any of the Real Property covered by any lease, or (ii) other matters which reasonably would be expected to materially and adversely affect the current use or occupancy of any property covered by a lease or the value of the leases.

              (d) No member of the Canteen Group has assigned, transferred, conveyed, mortgaged, granted a deed of trust or encumbered any interest in any leasehold or subleasehold.

              (e) All facilities leased or subleased thereunder have received all material approvals of governmental authorities (including licenses and permits) required to be obtained by the Canteen Group in connection with the operation thereof and have been operated and maintained in all material respects in accordance with applicable laws.

               Section 4.15. Bank Accounts. Section 4.15 of the Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which any member of the Canteen Group maintains a current account, credit line, credit card or safe deposit box of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

               Section 4.16. Material Contracts and Customers.

              (a) Excluding contracts with Customers, Section
4.16 of the Disclosure Schedule contains a true and correct list of each (i) written contract for the employment by any member of the Canteen Group of any officer, individual employee, or other person on a full-time or consulting basis involving annual compensation in excess of $100,000; (ii) agreement or indenture relating to the borrowing of money by any member of the Canteen Group or to the mortgaging, pledging or otherwise placing a lien on the assets of any member of the Canteen Group; (iii) guaranty by any member of the Canteen Group of any obligation for borrowed money or other guaranty; (iv) contract or group of related contracts by any member of the Canteen Group with the same party for the purchase of products or services, under which the undelivered balance of such products and services has a selling price in excess of $50,000 (other than purchase orders entered into in the ordinary course of business); (v) contract limiting the freedom of any member of the Canteen Group to compete with any Person in any line of business in any territory; and (vi) any other contract that is material to the Canteen Group taken as a whole (collectively, the "Contracts"; provided that the term "Contract" shall not include any contracts with Customers nor any other agreement listed on any Section of the Disclosure Schedule other than Section 4.16 of the Disclosure Schedule). True and complete copies of each of the Contracts have been made available to Buyer by Seller. Except as set forth in Section 4.16 of the Disclosure Schedule, each of the Contracts is in full force and effect and there exists no default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder by any member of the Canteen Group. Except as set forth in
Section 4.16 of the Disclosure Schedule, no written notice of termination or nonrenewal has been given under any Contract. The dollar amounts set forth in this Section 4.16 with respect to the Contracts shall not be deemed to represent any standard of "materially" with respect to the Contracts or otherwise for any other purpose and shall have no application to any other Section of this Agreement. Each Canteen Group member a party thereto has performed all obligations required to be performed by it through the date hereof under the Contracts so listed and is not (and will not be, with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder nor has any party repudiated any provisions of the Contracts.

              (b) Except as set forth in Section 4.16 of the Disclosure Schedule, there is not outstanding any material contract to which any member of the Canteen Group is a party:

              (i) which, as a result of the acquisition of the Shares by Buyer or other performance of the terms of this Agreement, will result in:

(1)  any party being relieved of any
material obligation or becoming entitled to exercise any material right (including any right of termination); or

(2)  any Canteen Group member being in
default under any such contract or losing any material benefit, right or license which it currently enjoys or any liability or obligation of any Canteen Group member being created or increased;

              (ii) to which any member of the Retained
              Group is a party or in which any member of the Retained Group (or any director of any member of the Retained Group) is interested or from which any such person takes benefit, whether directly or indirectly, except as expressly contemplated in Section 6.13 hereof;

              (iii) which requires (or confers any right to require) the issue of any shares, debentures or other securities of any Canteen Group member now or at any time in the future;

              (iv) which establishes any guarantee,
              indemnity, suretyship, form of comfort or support
              (whether or not legally binding) given by any Canteen Group member in respect of the obligations or solvency of any other Person;

              (v) pursuant to which any Canteen Group
              member has sold or otherwise disposed of any company or business in circumstances such that it remains subject to any liability (whether contingent or otherwise) which is not reflected on the Financial Statements or the footnotes related thereto;

              (vi) which established any joint venture, consortium, partnership or profit (or loss) sharing agreement or arrangement to which any Canteen Group member is a party, except in the ordinary course of business and consistent with past practice;

              (vii) which provides any power of attorney given by any Canteen Group member or any other authority which would enable any person not employed by any Canteen Group member to enter into any contract or commitment on behalf of any Canteen Group member;


              (viii) which establishes any material agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement to which any Canteen Group member is a party not terminable without penalty upon not more than sixty (60) days notice;


              (ix) which is a currency and/or interest rate swap agreement, asset swap, future rate or forward rate agreement, interest cap, collar and/or floor agreement or other exchange or rate protection transaction or combination thereof or any option with respect to any such transaction or any other similar transaction to which any Canteen Group member is a party;

              (x) which is any other agreement or
              arrangement having a material effect on the financial or business position of the Canteen Group taken as whole; or

              (xi) which is a bid, tender, proposal or offer which, if accepted, would result in any Canteen Group member becoming a party to any agreement or arrangement of a kind described above, except in the ordinary course of business.

              (c) Section 1.13 of the Disclosure Schedule identifies the name and location of the top five (5) Customers in each of the Canteen Group's designated geographic regions.

               Section 4.17. Related Transactions. Except as set forth in Section 4.17 of the Disclosure Schedule, neither Flagstar nor Seller nor any director or officer of any member of the Canteen Group has any material interests, direct or indirect, in any Person which (i) is a competitor, customer, subcontractor or supplier of any member of the Canteen Group, or (ii) has an existing material relationship with, or a material interest in, any member of the Canteen Group, including but not limited to lessors of real or personal property and Persons against which rights or options are exercisable by any member of the Canteen Group.

               Section 4.18. Insurance.   Section 4.18 of the
Disclosure Schedule contains an accurate and complete list of all policies of insurance and related agreements (including any self insurance arrangements affecting any member of the Canteen Group) presently maintained with respect to any member of the Canteen Group, including, without limitation, "key man" insurance with respect to any employee. All such policies are in full force and effect and no notice of cancellation or termination has been received with respect to any such policy and there is, and has been, no material default by Flagstar, Seller or any member of the Canteen Group with respect to its obligations under any such policy and related agreements. Except as set forth in Section
4.18 of the Disclosure Schedule, none of Flagstar, Seller, IMV, Canteen and the Canteen Subsidiaries has received during the past two (2) years any written notice or other written communication from any insurance company declining to write insurance with respect to the Business, or cancelling or materially amending any of the insurance policies of any member of the Canteen Group or proposing to do so. Except as set forth in Section 4.18 of the Disclosure Schedule, no claim is outstanding by or against any Canteen Group member under any such policy of insurance or related agreements.

               Section 4.19. Employees; Labor Matters. The Canteen Group employs approximately 20,000 employees, each of which is engaged only in performing services in connection with the Business. Effective as of the Closing, Flagstar will transfer to the Canteen Group the employees of the Retained Group identified in Section 4.19 of the Disclosure Schedule. Buyer has been furnished with a complete and accurate list of all Canteen Group employees and all employees of the Retained Group to be transferred to the Canteen Group as of the Closing. Each member of the Canteen Group has paid in full to its respective employees, agents and contractors all wages, salaries, commissions and other direct compensation for all services performed by them, other than amounts that have not yet become payable in accordance with such company's customary practices and amounts that have not yet been paid but have been properly reflected on the Financial Statements. Except as set forth in
Section 4.19 of the Disclosure Schedule, each member of the Canteen Group is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours
(including, without limitation, the provisions of the Worker Adjustment and Retraining Act of 1988). Except to the extent set forth in Section 4.19 of the Disclosure Schedule and except where it would not have a Material Adverse Effect, (a) there is no unfair labor practice charge or complaint against any member of the Canteen Group pending before the National Labor Relations
Board or any other labor grievance board, authority or tribunal;
(b) there is no labor strike, dispute, slowdown, or stoppage pending against or affecting any member of the Canteen Group; (c) no member of the Canteen Group is a party to any collective bargaining agreement or contract with any labor union (and no such agreement is currently being negotiated) and, to the knowledge of Flagstar, no union representation question exists respecting the employees of any member of the Canteen Group; (d) no material grievance nor any arbitration proceeding arising out of or under collective bargaining agreements is pending; (e) no event has occurred, and no member of the Canteen Group will take any action prior to the Closing, which would require notification to employees under the Worker Adjustment and Retraining Act of 1988 and the regulations promulgated thereunder; and (f) there are no other controversies pending between the Canteen Group and any of its employees, including, without limitation, claims arising under any labor laws, which controversies have had or will have a Material Adverse Effect.

               Section 4.20. Employee Benefit Plans.

              (a) Set forth in Section 4.20 of the Disclosure
Schedule is an accurate and complete list of each Plan maintained, or contributed to by any member of the Canteen
Group. Except as set forth in Section 4.20 of the Disclosure Schedule, no member of the Canteen Group maintains or contributes to a benefit program, contract or arrangement that is not described in Section 3(3) of ERISA which provides a material benefit to a material number of employees or represents a material cost in the Canteen Group's business.

              (b) Except as required by Part 6 of Title I of ERISA and any applicable state continuation or conversion laws and except as set forth in Section 4.20 of the Disclosure Schedule, no such Plan that is a welfare plan provides any medical or life insurance coverage to any individual for events occurring, or expenses incurred, after retirement or any other termination of employment.

              (c) Except as set forth in Section 4.20 of the Disclosure Schedule, each Plan maintained or contributed to by any member of the Canteen Group is with respect to form, operation and administration in material compliance with ERISA and the Code and other applicable laws and regulations, and no member of the Canteen Group nor any such Plan is liable for any material penalty, excise tax or loss of income tax deduction with respect to the operation of any such Plan. Except as set forth in Section 4.20 of the Disclosure Schedule, each such Plan maintained by any member of the Canteen Group that is intended to be tax qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and each trust maintained in connection with such Plan has been determined by the Internal Revenue Service to be tax-exempt under
Section 501(a) of the Code, and Flagstar has no knowledge of any circumstances which would cause any Plan to be subject to disqualification or a related trust to lose its tax-exempt status.

              (d) Except as set forth in Section 4.20 of the Disclosure Schedule, there has occurred (i) no reportable event, as defined in Section 4043 of ERISA, (ii) no prohibited transactions, as defined in Section 406 and 407 of ERISA or
Section 4975 of the Code, and (iii) no breach of any duty imposed by Title I of ERISA by any member of the Canteen Group, nor by any director, officer, employee or other fiduciary (as such term is defined in Section 3(21) of ERISA) of any member of the Canteen Group, that could have a Material Adverse Effect with respect to any Plan maintained or contributed to by any member of the Canteen Group.

              (e) Except as set forth in Section 4.20 of the Disclosure Schedule, no waiver of the funding standards under ERISA or the Code has been requested or received for any such Plan and all amounts that the Canteen Group is required to have contributed to any such Plan have been contributed within the time prescribed by applicable law and all benefits, expenses and other amounts due and payable and all transfers or payments required to be made with respect to any Plan have been paid within the time prescribed by the applicable documents and governing law. Except as set forth in Section 4.20 of the Disclosure Schedule, no Plan has any material unfunded liability as of the date hereof, and the present value of all vested accrued benefits under any Plan did not, as of the most recent valuation date for the Plan, exceed by any material portion the then current value of the assets of the Plan allocable to such benefits.

              (f) Except as set forth in Section 4.20 of the Disclosure Schedule, all material required reports and descriptions (including, but not limited to, Form 5500 annual reports, summary annual reports and summary plan descriptions) with respect to each Plan have been properly filed with the appropriate governmental authority and distributed to participants substantially as required by law, and each member of the Canteen Group has substantially performed its obligations under Section 4980B of the Code and Part 6 of Title I of ERISA ("COBRA").

              (g) Except as set forth in Section 4.20 of the Disclosure Schedule, none of the members of the Canteen Group has incurred nor expects to incur any material liability to the PBGC (as defined under ERISA), the Internal Revenue Service, the Department of Labor of the United States, or otherwise with respect to any Plan currently or previously maintained or contributed to by any company or by members of the controlled group of companies (as defined in Section 414(b), (c) and (m) of the Code) that includes any member of the Canteen Group (the "Controlled Group") that has not been satisfied in full, and no condition exists that presents a material risk to any member of the Canteen Group or any member of the Controlled Group of incurring such a material liability, other than liability for premiums due to the PBGC.

              (h) Except as set forth in Section 4.20 of the Disclosure Schedule, to the best knowledge of Flagstar none of the members of the Canteen Group has withdrawn from or caused a partial withdrawal to occur with respect to a multi-employer plan resulting in any assessed and unpaid withdrawal liability.

              (i) Except as set forth in Section 4.20 of the Disclosure Schedule, there are no material claims (other than routine claims for benefits) or lawsuits pending with respect to any Plan maintained or contributed to by any member of the Canteen Group.

              (j) Each "fiduciary" and "plan official," as defined in Section 412 of ERISA, of each Plan is bonded to the extent required by Section 412 of ERISA.

              (k) Except as set forth in Section 4.20 of the Disclosure Schedule, there are no leased employees within the meaning of Code Section 414(n) or (o), or the regulations thereunder, who perform services for any of the members of the Canteen Group.

              (l) Any Plan that provides for "parachute payments" within the meaning of Section 280G of the Code provides that "excess parachute payments" will not be paid thereunder.

              (m) Except as set forth in Section 4.20 of the Disclosure Schedule, Seller has previously delivered to Buyer true and complete copies of: (i) all Plans and plan documents identified in Section 4.20 of the Disclosure Schedule, and (ii) to the extent applicable for each such Plan, the most recent Internal Revenue Service determination letters, annual reports (Form 5500 series) and accompanying schedules (or such alternate reports in lieu thereof), actuarial reports or valuations, and Pension Benefit Guaranty Corporation Forms 1.

               Section 4.21. Litigation.  Except as set forth in
Section 4.21 of the Disclosure Schedule, there are no material claims, actions, suits, or proceedings pending or, to the best knowledge of Flagstar or Seller, threatened, against any member of the Canteen Group, at law or in equity or before or by any federal, state, local, or foreign court or other governmental department, commission, board, agency, instrumentality or authority, nor any arbitration proceeding, in each case including, without limitation, any claims relating to environmental matters or defective food products sold by the Canteen Group or affecting the consummation of the transactions
described herein.   None of the Canteen Group is subject to any
judgment, order, writ, injunction or decree of any court or governmental body which has had or, insofar as Flagstar can reasonably foresee, may have a Material Adverse Effect.

               Section 4.22. Compliance with Laws. Except as set forth in Section 4.22 of the Disclosure Schedule, each of Seller and the Canteen Group is not in violation of, nor has it received any written notice claiming it is in violation of, any order, law, ordinance, statute, rule or regulation applicable to it, or to the Business or any of the property or assets of the Canteen Group, except such violations which, in the aggregate, are not reasonably likely to have a Material Adverse Effect. The Canteen Group has all material licenses, permits, certificates of occupancy and authorizations (governmental and otherwise) necessary to conduct the Business. No member of the Canteen Group is in default of any order, decree or judgment of any court or any governmental or regulatory authority.

              Section 4.23. Environmental Matters. Except as set forth in Section 4.23 of the Disclosure Schedule:

              (a) all properties owned or used by the Canteen Group in connection with its operation of the Business and during the period of the Canteen Group's ownership or use thereof have been maintained, and all activities of the Canteen Group have been conducted, in compliance with all applicable laws, statutes, ordinances, regulations, permits, licenses or authorizations relating to public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation laws relating to emissions, discharges, releases or threatened releases of toxic, hazardous or otherwise regulated materials, substances, or wastes into the ambient air, surface water, groundwater, subsurface soil, or lands or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of toxic, hazardous, or otherwise regulated materials, substances, or wastes ("Environmental and Safety Requirements"), except where the failure to be in compliance would not have a Material Adverse Effect;

               (b) none of Flagstar, Seller, or any member of the Canteen Group has received written notification from any governmental authority with respect to current, existing violations relating to the Business of any of the laws referred to in clause (a) above, or pursuant to any of the respective implementing regulations or state analogues to such laws, statutes, ordinances or regulations;

              (c) none of the members of the Canteen Group (i) has received written notification from the United States Environmental Protection Agency that it is a Potentially Responsible Party under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") for "removal" or "remedial" action at a waste site listed on the National Priorities List to which it sent or arranged for the transportation or disposal of hazardous waste, or (ii) has received written notification that it is liable for contribution for costs incurred by another person in taking "removal" or "remedial" action under CERCLA;

              (d) to the knowledge of Flagstar, none of the Real Property is subject to a private or governmental lien arising under Environmental and Safety Requirements.

               Section 4.24. Books and Records. The books, accounts and records of IMV and Canteen are correct and complete in all material respects and have been maintained in accordance with good business practice.

               Section 4.25. Accounts Receivable; Inventories. All Customer accounts receivable of each member of the Canteen Group have arisen from bona fide transactions in the ordinary course of business and are valid. All accounts receivable of each member of the Canteen Group are reflected properly on its books and records. The inventories of each member of the Canteen Group are reflected properly on its books and records. The inventories of each member of the Canteen Group are reflected on the Interim Statement of Assets and Liabilities in accordance with GAAP applied on a basis consistent with past practices. Such inventories are, subject to normal GAAP reserves and variances, useable in the normal course of business of each member of the Canteen Group.

               Section 4.26.  Adequacy of Assets.

              (a) The assets of the Canteen Group and the facilities, assets and services to which each member of the Canteen Group has a contractual right include all rights, properties, assets, facilities and services necessary for the carrying on of the business of the Canteen Group in the manner in which it is currently being and has historically been carried on.

              (b) Except with respect to matters covered by the Computer Agreement and Administrative and Data Services Agreement and to the insurance policies identified on Section 4.18 of the Disclosure Schedule and except as set forth in Section 4.26 of the Disclosure Schedule, no Canteen Group member depends in any material respect upon the use of assets owned by, or facilities or services provided by, any member of the Retained Group.

              (c) No Canteen Group member has sold or supplied any product or service which is or was or is likely to become in any material respect faulty, defective or dangerous (unless inherently dangerous) or which does not comply in any material respect with any warranties or representations expressly or impliedly made by the Canteen Group or with all applicable laws, regulations, standards and requirements in circumstances where the liability of the Canteen Group is not fully covered by product liability insurance and will exceed any provision or reserve for product liability claims included in the Financial Statements.

               Section 4.27. Canteen Group Receivables. Except as set forth in Section 4.27 of the Disclosure Schedule, there is no Indebtedness owing to any member of the Canteen Group other than accounts receivable incurred in the ordinary course of business and no Indebtedness owing to one member of the Canteen Group by another member of the Canteen Group.

               Section 4.28. Licenses. Set forth in Section 4.28 of the Disclosure Schedule is a summary of all material licenses, permits, authorization and consents necessary to operate the Business. All such licenses, permits, authorizations and consents are in full force and effect, and have been complied with in all material respects. To the best knowledge of Flagstar, no such licenses, permits, authorizations or consents will be revoked or not renewed, in whole or in part, as a result of the acquisition of the Shares by Buyer.

               Section 4.29. Disclosures.  None of the
representations or warranties by Flagstar herein or in the Disclosure Schedule, taken as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

               Section 4.30. Liquidation or Insolvency. None of the following have occurred in respect of Flagstar Parent, Flagstar, Seller or any member of the Canteen Group and none shall occur as a result of the transactions contemplated in this Agreement: liquidation or dissolution, suspension of the business of any of them, or filing by any of them of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, (11 U.S.C. Section 101 et. seq.) or under any other insolvency law, state or federal, now or hereafter existing, or any other action of any of them indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; the application by any of them for, or the appointment by consent or acquiescence of, a receiver, a trustee or a custodian of such Person or for all or a substantial part of its property; the making by any of them of an assignment for the benefit of creditors; the inability of any of them or the admission by any of them in writing of its inability to pay its debts as they mature or of its insolvency; or filing of an involuntary petition against any of Flagstar Parent, Flagstar, Seller or any member of the Canteen Group in bankruptcy or seeking reorganization, arrangement, readjustment of its or their debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of Flagstar Parent, Flagstar, Seller or any member of the Canteen Group or for all or a substantial part of its or their property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of any of them.

               Section 4.31. Working Capital. The Canteen Group has sufficient working capital available to it as at the date of this Agreement to enable it to continue to carry on its business in its present form and at its present level.

               Section 4.32. Accuracy of Information Contained in Certain Filings. The information relating to the Canteen Group set forth in Flagstar's 1993 Annual Report on Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               Section 4.33. Not Subject to Certain Regulations. None of the Canteen Group is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, none of the Canteen Group is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               Section 4.34. Knowledge. Where any warranty is qualified by the expression "to Flagstar's knowledge" or "so far as the Seller is aware" or any similar expression, there shall be deemed to be an additional warranty on behalf of Flagstar that it has made appropriate inquiries of Seller and Canteen Corporation in relation to the matter so qualified.


                           ARTICLE V

          REPRESENTATIONS AND WARRANTIES OF COMPASS


     Compass hereby represents and warrants to Seller as follows:

               Section 5.1. Corporate Organization. Compass is duly incorporated under the laws of England and Wales. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each of Compass and Buyer has the full corporate right, power and authority to own, lease and operate all of its properties and assets and to carry out its business as it is presently conducted.

               Section 5.2. Authority. Each of Compass and Buyer has all requisite corporate right, power and authority to execute, deliver and perform this Agreement. Except for the requisite approval of the shareholders of Compass, the execution, delivery and performance of this Agreement by Compass and Buyer have been duly and validly authorized and approved by all necessary corporate action. Prior to the Closing, the execution, delivery and performance of this Agreement by Compass shall have been duly and validly authorized and approved by all necessary action of the shareholders of Compass. This Agreement has been duly and validly executed and delivered by Compass and Buyer and, assuming this Agreement has been duly authorized, executed and delivered by the other parties hereto and subject only to Compass shareholder approval, constitutes the legal, valid and binding obligation of Compass and Buyer enforceable against them in accordance with its terms. Upon approval by the Compass shareholders and at the Closing, this Agreement shall constitute the legal, valid and binding obligation of Compass enforceable against it in accordance with its terms.

               Section 5.3. Consents and Approvals; No Violations. Except as set forth in Section 5.3 of the Disclosure Schedule, the execution, delivery and performance of this Agreement by Compass and Buyer will not (with or without the giving of notice or the passage of time, or both), (i) violate any applicable provision of law or any rule or regulation of any administrative agency or governmental authority applicable to Compass or Buyer, or any order, writ, injunction, judgment or decree of any court, administrative agency or governmental authority applicable to Buyer or Compass, (ii) violate the Memorandum and Articles of Association or Articles of Incorporation (as applicable) or Bylaws of Buyer or Compass, (iii) require any consent under or constitute a default under any material agreement, indenture, mortgage, deed of trust, lease, license, or other instrument to which Compass or Buyer is a party or by which any of them is bound, or any material license, permit or certificate held by either of them, or (iv) require any material consent or approval by, notice to or registration with any governmental or regulatory authority other than the appropriate filings pursuant to the HSR Act, and the Exon-Florio Amendment, and the expiration of the applicable waiting period thereunder.

               Section 5.4. Litigation. Neither Compass nor Buyer is engaged in, nor is there pending or, to the knowledge of Compass, threatened, any action, dispute, claim, litigation, arbitration, investigation or other proceeding at law or in equity or before any governmental or other administrative agency which could materially and adversely affect Compass' or Buyer's ability to perform any of their payment or other obligations hereunder or the transactions contemplated by this Agreement.

               Section 5.5. Investment Intent. Buyer is purchasing the Shares for its own account for investment and not with a view to, or for resale in connection with, the distribution thereof, nor with any present intention of distributing or selling any such Shares. Buyer agrees that the Shares may not be sold, transferred, or offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities
Act of 1933, as amended, and/or any applicable state securities laws, except pursuant to an exemption from such registration under such Act and such laws.

               Section 5.6 Buyer's Investigation. Each of Compass and Buyer is an informed and sophisticated purchaser, and has engaged expert advisors, experienced in the evaluation and purchase of companies such as Canteen. Without prejudice to the rights of Compass and Buyer under Article X, each of Compass and Buyer has undertaken such investigation as it has deemed necessary under the circumstances of this transaction to enable it to make an informed and intelligent decision with respect to this Agreement and the transactions contemplated hereby and Compass acknowledges that Flagstar, Seller and the Canteen Group have allowed Compass and Buyer such access as has been requested by Compass or Buyer to the personnel, properties, premises and records of the Canteen Group for this purpose. To the extent expressly permitted hereafter under this Agreement, each of Compass and Buyer will undertake such further investigation as it deems necessary. Compass acknowledges that in Compass and Buyer entering into this Agreement, in Buyer's acquiring the Shares and in consummating the other transactions contemplated herein, each of Compass and Buyer has relied solely upon its own investigation analysis and, to the extent expressly permitted by this Agreement, the representations and warranties contained in this Agreement and the information contained in the Disclosure Schedule, and that none of Flagstar, Seller, and the Canteen
Group (or their agents, officers, directors, employees, affiliates or representatives) has made any representation or warranty as to the Canteen Group or the Business, except as expressly set forth in this Agreement (as modified or supplemented by the Disclosure Schedule). Except as otherwise expressly provided herein, Compass agrees, to the fullest extent permitted by law, that none of Flagstar, Seller, and the Canteen Group (or any of their agents, officers, directors, employees, affiliates or representatives) shall have any liability to Compass or Buyer (or its agents, officers, directors, employees, affiliates or representatives) on any basis (other than fraud) based upon any information made available or statements made to Compass or Buyer (or its agents, officers, directors, employees, affiliates or representatives).


                           ARTICLE VI

               FURTHER COVENANTS AND AGREEMENTS


               Section 6.1. Covenants of Flagstar and Seller Pending the Closing. Each of Flagstar and Seller covenants and agrees that, pending the Closing and prior to the termination of this Agreement, and except as otherwise agreed to in writing by Compass and Buyer, Flagstar and Seller shall or, as appropriate, shall cause each member of the Canteen Group to:

              (a) conduct the Business solely in the ordinary course and consistent with past practices;

              (b) not take or intentionally omit to take any action which would result in a breach of any of Flagstar's representations and warranties hereunder in any material respect;

              (c) continue to maintain and service the physical assets used by the Canteen Group in the conduct of the Business consistent with past practices;

              (d) use its and their reasonable best efforts to keep available the services of each member of the Canteen Group's present employees and agents and to maintain the relations and goodwill with lessors, licensors, suppliers, customers, distributors and any others having business relations with the Canteen Group in connection with the Business;

              (e) use its and their reasonable best efforts to maintain all assets of each member of the Canteen Group in customary repair, order and condition (normal wear and tear excepted) and maintain insurance with respect thereto reasonably comparable to that in effect on the date of this Agreement;

              (f) promptly disclose to Buyer any information relating to Flagstar's representations and warranties hereunder which, because of an event occurring after the date hereof, is incomplete or is no longer correct in any material respect;

              (g) use its and their reasonable best efforts to cause all of the conditions to the obligations of Compass and Buyer under this Agreement required to be satisfied by Seller or Flagstar to be satisfied on or prior to the Closing Date and to obtain, prior to the Closing, all consents of all third parties and governmental authorities necessary for the consummation by Flagstar, Seller, and the Canteen Group of the transactions contemplated hereby. Subject to Section 9-A.1 (viii), all such consents will be in writing and executed counterparts will be delivered to Buyer at or prior to the Closing;

              (h) continue to maintain its material licenses and permits and cooperate with Buyer in Buyer's making arrangements to obtain licenses, permits and certificates required to conduct the Business or own the Shares at Closing;

              (i) provide the officers, employees, counsel, accountants and other representatives of Compass and Buyer with full access to, during normal business hours, all of the books and records of each member of the Canteen Group, make available to representatives of Compass and Buyer, knowledgeable employees of the Canteen Group for reasonable periods of time to answer inquiries of such representatives with respect to the investigation by Compass and Buyer of the Canteen Group and permit such representatives of Compass and Buyer to consult with the officers, employees, accountants and counsel of Seller; provided that no such activities shall unreasonably interfere with the operation of the Business;

              (j) not make any investments in the stock or assets of any other company;

              (k) maintain proper business and accounting records in accordance with past practices;

              (l) not solicit, initiate discussions concerning, encourage (including by way of furnishing non-public information concerning the Canteen Group) or enter into any negotiations or agreements concerning the acquisition of the Shares, the assets of the Business or the Canteen Group, or a controlling interest in any member of the Canteen Group;

              (m) not borrow any amount, except for current liabilities incurred in the ordinary course of business and consistent with past practices;

              (n) use its and their reasonable best efforts to obtain releases of the Canteen Group executed by the individuals identified in Section 9-A.1 of the Disclosure Schedule;

              (o) use its and their reasonable best efforts to cause each member of the Canteen Group, effective on the Closing Date, to be fully and effectively released from all obligations and liabilities unrelated to the Business, including those as identified in Section 6.1(o) of the Disclosure Schedule;

              (p) use its and their reasonable best efforts to cause each member of the Retained Group, effective on the Closing Date, to be fully and effectively released from all obligations and liabilities arising out of or relating to the Business, including those identified in Section 6.1(p) of the Disclosure Schedule; and

              (q) on or prior to Closing cause to be delivered to Buyer evidence of the payment in full or the release of the Canteen Group (including release of related liens on any assets of the Canteen Group ) from the following:

                   (i) any liens or obligations relating to the Restated Credit Agreement and related interest rate exchange agreements;

                   (ii) any Indebtedness, including Intercompany
Indebtedness, except those items shown in
Part III of Section 4.6 of the Disclosure
Schedule as not being paid or released on or before the Closing Date; and

                   (iii)  any tax sharing agreements referred to in
Section 4.9(c) hereof.

               Section 6.2. Covenants of Compass and Buyer Pending the Closing. Each of Compass and Buyer covenants and agrees that, pending the Closing and prior to the termination of this Agreement, and except as otherwise agreed to in writing by Flagstar and Seller:

              (a) Neither shall take or intentionally omit to take any action which would result in a breach of any of its representations and warranties hereunder in any material respect.

              (b) As of the Closing Date, Buyer will have available sufficient funding to enable Buyer to consummate the purchase of the Shares from Seller and otherwise to perform all of Buyer's obligations under this Agreement.

              (c) Each shall use its reasonable best efforts to cause all of the conditions to the obligations of Flagstar and Seller under this Agreement required to be satisfied by Buyer or Compass to be satisfied on or prior to the Closing Date and to obtain prior to the Closing, all consents of all third parties and governmental authorities necessary for the consummation by Buyer and Compass of the transactions contemplated hereby. All such consents will be in writing and executed counterparts thereof will be delivered to Seller at or prior to the Closing; except that the consent of Compass shareholders will be evidenced by a secretary's certificate to that effect.

              (d) Each shall promptly disclose to Seller any information relating to Compass' representations and warranties hereunder which, because of an event occurring after the date hereof, is incomplete or is no longer correct in any material respect.

              (e) Compass shall take all reasonable actions to procure fulfillment of the Buyer's conditions precedent reflected in Sections 8.1, 8.4, 8.7 and 8.9 hereof and shall for this purpose within five (5) Business Days of the date hereof post a circular to its shareholders relating substantially to the matters contemplated in this Agreement and the Rights Issue in due compliance with the applicable rules of the London Stock Exchange together with a notice convening the general meeting referred to in Section 8.4 hereof; Compass shall take all reasonable actions to obtain all requisite approval of the shareholders of Compass with respect to the execution, delivery and performance of this Agreement by Compass as soon as reasonably practicable and in no event later than May 25, 1994.

              (f) Each of Compass and Buyer shall use its and their reasonable best efforts to cause each member of the Retained Group, effective on the Closing Date, to be fully and effectively released from all obligations and liabilities arising out of or relating to the Business, including those matters identified in Section 6.1(p) of the Disclosure Schedule.

               Section 6.3. Filings. Promptly after the execution of this Agreement, each of the parties hereto shall prepare and make or cause to be made any required filings, submissions and notifications under the laws of any domestic or foreign jurisdictions to the extent that such filings are necessary to consummate the transactions contemplated hereby and will use its reasonable efforts to take all other actions necessary to consummate the transactions contemplated hereby in a manner consistent with applicable law. Each of the parties hereto will furnish to the other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing.

               Section 6.4. Effective Time of Closing and Transfer. The Closing shall be effective for all purposes as of the close of business on the Closing Date.

               Section 6.5. Announcements. Except as expressly contemplated by this Agreement, the parties will mutually agree (such agreement not to be unreasonably withheld or delayed) as to the time, form and content before issuing any press releases or otherwise making any public statements or statements to third parties with respect to transactions contemplated hereby and shall not issue any press release or, except as necessary to perform their respective obligations hereunder, discuss the transactions contemplated hereby with any third party prior to reaching mutual agreement with respect thereto, except as may be required by law. Notwithstanding the foregoing, in the event prior to the Closing any party hereto is required by law or applicable regulation or the rules of any stock exchange on which such party's securities are traded to make or dispatch any statement, public announcement, communication or circular with respect to the transactions contemplated herein, it shall, so far as is practicable be made or dispatched after consultation with Flagstar (in the case of statements, etc. to be made or dispatched by Compass or Buyer) or with Compass (in the case of statements, etc. to be made or dispatched by Flagstar or Seller) and after taking into account the reasonable requirements of such person(s) relating to statements made about them or any of their subsidiaries or the transactions contemplated herein, but any reference in any such statement, announcement, communication or circular to Flagstar, Seller, Compass or Buyer must be agreed to by Flagstar, Seller, Compass or Buyer as the case may be (such agreement not to be unreasonably withheld or delayed).

               Section 6.6 Costs and Expenses.   Whether or not the
transactions contemplated by this Agreement are consummated, each party hereto shall pay its own costs and expenses (including legal fees and expenses) incurred in connection with due diligence reviews, the preparation, negotiation and execution of this Agreement and all other agreements, certificates, instruments and documents delivered hereunder, and all other matters relating to the transactions contemplated hereby;
provided that, notwithstanding the foregoing, the fees and expenses of the Accountants incurred in connection with the preparation of the Financial Statements shall be borne by Seller, and the fees and expenses of the Accountants incurred in connection with the determination of the Net Asset Value as of the Closing Date and the Purchase Price pursuant to Section 3.2 hereof shall be borne by Buyer. All transfer and intangible taxes, if any, in connection with the sale and delivery of the Shares hereunder shall be paid by Buyer.

               Section 6.7. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement (provided that none of the parties hereto shall be required to pursue litigation or to sell or dispose of its assets in order to obtain regulatory approval).
If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall take or cause to be taken all necessary action, including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by the other party for such purposes or otherwise to consummate and give effect to the transactions contemplated hereby. The actions required hereunder shall include, but not be limited to, Flagstar's (or its subsidiaries') execution and delivery of such documents and instruments as may be reasonably requested by Buyer to more effectively transfer the Business to Buyer, including but not limited to deeds, bills of sale, assignments and any corrective instruments.


               Section 6.8. Cooperation and Preservation of Records.

              (a) The parties covenant that they will cooperate with each other after the Closing to provide each other with reasonable information relating to the Business. From and after the Closing Date, all books, records and documents which were not acquired by Buyer pursuant to this Agreement and which directly relate to the Business shall be available during regular business hours, upon reasonable notice, to the officers, attorneys, accountants and other authorized representatives of Buyer. Subject to the following, Flagstar shall, for a period of at least four (4) years, from and after the Closing Date, maintain and preserve all such books, records and documents. If upon or prior to the end of four (4) years Flagstar desires to dispose of any such records, Flagstar shall give Buyer not less than sixty
(60) days' prior written notice specifying the categories desired to be destroyed and shall give Buyer reasonable access to inspect such records, and Buyer shall have the right to remove, at Buyers' expense, any records covered by such notice it may desire to retain. Any records not removed within one hundred twenty
(120) days after the date of the mailing of the notice to Buyer by Flagstar may be disposed of, without further obligation to Buyer under this subparagraph (a). Flagstar acknowledges and agrees that the books and records of Flagstar and the Canteen Group relating to the employees of any member of the Canteen Group shall be acquired by Buyer pursuant to this Agreement; provided, that Buyer acknowledges and agrees that Seller may make and retain a copy of such books and records relating to such employees.

              (b) From and after the Closing Date, all books, records and documents which were acquired by Buyer pursuant to this Agreement and/or which directly relate to the Business shall be available during regular business hours, upon reasonable notice, to the officers, attorneys, accountants and other authorized representatives of Flagstar. Subject to the following, Compass and Buyer shall for a period of at least four
(4) years from and after the Closing Date, maintain and preserve all such books, records and documents. If upon or prior to the end of four (4) years Buyer desires to dispose of any such records, Buyer shall give Flagstar not less than sixty (60) days' prior written notice specifying the categories desired to be destroyed and shall give Flagstar reasonable access to inspect such records, and Flagstar shall have the right to remove, at Flagstar's expense, any records covered by such notice it may desire to retain. Any records not removed within one hundred twenty (120) days after the date of the mailing of the notice to Flagstar by Buyer may be disposed of, without further obligation to Flagstar under this subparagraph (b).

              (c) In the event Flagstar or Seller is required to defend any action, suit or proceeding arising out of a claim pertaining to the Business which involves actions or events occurring prior to the Closing Date, Compass and Buyer shall provide assistance and cooperation to Seller and Flagstar, including witnesses and documentary or other evidence, as may reasonably be requested by Flagstar or Seller in connection with its defense. Flagstar and Seller shall reimburse each of Compass and Buyer for its reasonable out-of-pocket expenses (including attorneys' fees and expenses) incurred in providing such assistance and cooperation.

              (d) In the event Compass or Buyer is required to defend against any action, suit or proceeding arising out of a claim pertaining to the Business conducted by Compass or Buyer as a result of the consummation of the transactions contemplated by this Agreement, Flagstar and Seller shall provide assistance and cooperation to Compass and Buyer, including witnesses and documentary or other evidence, as may reasonably be requested by Compass or Buyer in connection with its defense. Compass and Buyer shall reimburse Flagstar and Seller for their reasonable out-of-pocket expenses (including attorneys' fees and expenses) incurred in providing such assistance.

              (e) Until the final adjudication or settlement of any dispute or investigation involving Taxes arising out of the Business or the operations or affairs of the Canteen Group prior to the Closing Date, Buyer will cause the Canteen Group to maintain all tax books and records of the Canteen Group relating to the Business or to the operations and affairs of the Canteen Group before the Closing on a basis consistent with past practice, but in any event until final closing or remedy is reached with respect to any such tax year.

              (f) Without the prior written consent of Flagstar, Buyer shall take no action, and Buyer shall cause the Canteen Group to refrain from taking any action, that affects the federal consolidated income tax return or tax liability of Flagstar or Flagstar Parent, including without limitation amending any federal tax return of any member of the Canteen Group covering any period or periods ending on or prior to the Closing Date, or settling any examination, administrative appeal or judicial action with respect to any such return. In the event any member of the Canteen Group shall receive any notice of examination, proposed deficiency, statutory notice of deficiency or other communication from the Internal Revenue Service with respect to any federal income tax liability or return of any member of the Canteen Group for any period through the Closing Date, Buyer shall cause such communication to be immediately forwarded to Flagstar and shall cause the Canteen Group to cooperate with Flagstar and Flagstar Parent in permitting Flagstar Parent to control the response to and defense of any matter reflected on such communication that could affect the federal consolidated income tax return or tax liability of Flagstar or Flagstar Parent.

              (g) Flagstar will allow Buyer and IMV an opportunity to review and comment upon any tax returns (including any amended returns) to be filed after the Closing Date to the extent such tax returns relate to the Canteen Group.
Flagstar will take no position on such returns that relates to the Canteen Group that could reasonably be expected to affect materially and adversely the Canteen Group taken as a whole after the Closing Date without IMV's prior written consent, which consent shall not be unreasonably withheld.

               Section 6.9. Limitation of Liabilities. From and after the Closing Date, except as expressly provided for in this Agreement, all guaranties, obligations and liabilities of Flagstar and Seller relating to the Business or the properties, assets or liabilities of the Canteen Group as the same exist at the Closing Date or arise thereafter, including, without limitation, obligations or liabilities for any deductibles with respect to any insurance policies (including, without limitation, any arrangement between any member of the Canteen Group, on the one hand, and Seller and/or Flagstar, on the other hand, with respect to self-insurance) and obligations or liabilities under any guaranties by Seller and/or Flagstar of worker's compensation or other similar insurance or other obligations or liabilities of the Canteen Group shall terminate. Buyer and Compass shall release, indemnify and hold Seller and Flagstar harmless from all such guaranties, obligations and liabilities (including the cost of defense thereof and reasonable attorneys' fees and expenses incurred in litigation or otherwise and including without limitation the matters identified in Section 6.1(p) of the Disclosure Schedule to the extent not fully released on or prior to the Closing Date) that are alleged against or might otherwise be imposed on Seller or Flagstar. The provisions of this Section 6.9 shall not limit, impair or otherwise affect in any manner any indemnification expressly provided under Article X hereof. Buyer and Compass shall cooperate with Seller and Flagstar, both before and after the Closing Date, by taking, and after Closing, causing the Canteen Group to take, all actions which Flagstar or Seller shall reasonably request to effect the termination of any such Seller or Flagstar guaranty, obligation or liability and, both before and after the Closing, Buyer and Compass shall use their best efforts to provide a substitute guaranty or other arrangement to release Seller and Flagstar from any liability or obligation under such guaranty of the worker's compensation or other obligations or liabilities of the Canteen Group. In addition, on or prior to the Closing, Buyer and Compass will obtain, or will cause IMV or Canteen to obtain, appropriate insurance polices or other arrangements covering all liabilities and obligations associated with worker's compensation claims by employees of the Canteen Group.

              (b) From and after the Closing Date, except as expressly provided for in this Agreement, all guaranties, obligations and liabilities of any member of the Canteen Group relating to the business retained by the Retained Group or the properties, assets or liabilities of the Retained Group as the same exist at the Closing Date or arise thereafter, including, without limitation, obligations or liabilities for any deductibles with respect to any insurance policies covering any member of the Retained Group (including, without limitation, any arrangement between any member of the Canteen Group, on the one hand, and any member of the Retained Group, on the other hand, with respect to self-insurance) and obligations or liabilities under any guaranties by any member of the Canteen Group of any of the worker's compensation or other obligations or liabilities of the Retained Group shall terminate. Flagstar and Seller shall release, indemnify and hold Compass, Buyer and the members of the Canteen Group harmless from all such obligations and liabilities (including the cost of defense thereof and reasonable attorneys' fees and expenses incurred in litigation or otherwise and including without limitation the matters identified in Section 6.1(o) of the Disclosure Schedule to the extent not fully released on or prior to the Closing Date) that are alleged against or might otherwise be imposed on Compass, Buyer or any member of the Canteen Group. Flagstar and Seller shall cooperate with any member of the Canteen Group, both before and after the Closing Date, by taking, and after Closing, causing Flagstar (or any subsidiary) to take, all actions which such member of the Canteen Group shall reasonably request to effect the termination of any such guaranty, obligation or liability and, both before and after the Closing, Flagstar and Seller shall use their best efforts to provide a substitute guaranty or other arrangement to release such member of the Canteen Group from any liability or obligation under such guaranty of the worker's compensation or other obligations or liabilities of the Retained Group.

               Section 6.10. Employees and Employee Benefit Plans.

              (a) General Employment, Medical Plans, Unions.

                   (1) Group Employees.  The term "Group
Employees" shall refer to the active employees of the Canteen Group on the Closing Date, including employees of Flagstar or any of its other affiliates who are transferred to and employed by the Canteen Group on the Closing Date, and all other employees of the Canteen Group subject to union contracts (including those who have been laid off and may have a contractual right to return to work).
                   (2) Service Credit.  Buyer agrees that Group
Employees' service with the Canteen Group, Flagstar or any affiliate or predecessor shall be credited in determining eligibility and vesting under any employee benefit plans, programs, policies or arrangements covering such Group Employees established, continued, or otherwise sponsored by the Canteen Group or by Buyer after the Closing Date to the maximum extent permissible under the Code and applicable regulations.

                   (3) Medical Plans and COBRA.  As of the
Closing Date, the Canteen Group shall establish or make available for Group Employees a medical benefits and premium conversion plan substantially similar to the medical benefits and premium conversion plans sponsored by the Canteen Group as part of the Flagstar group prior to the Closing Date and shall continue or extend coverage to Group Employees and retired former employees entitled to be covered under such plans on the Closing Date (including former employees of Flagstar or other affiliates who have been allowed by written contract to participate in the Canteen Group medical plan) of the Canteen Group (and their eligible spouses and dependents) on a no loss/no gain basis (without the imposition of any new or amended pre-existing condition clauses). The Canteen Group shall continue to provide continuation coverage as mandated by Part 6 of Title I of ERISA or Section 4980B of the Code to its former employees (and their eligible spouses and dependents), other than former employees (and their eligible spouses and dependents) whose last employment was with Flagstar or operating subsidiaries of Flagstar or of Seller other than the Canteen Group.

                   (4) Medical Claims. The Canteen Group shall remain liable for any claims of Group Employees and retired former employees of the Canteen Group for the reimbursement of medical, hospital or dental expenses reimbursable under any of the Canteen Group's medical benefit plans referenced in Section 4.20 of the Disclosure Schedule incurred on or before the Closing Date whether or not such Group Employees filed such claims with such medical benefit plan by the Closing Date. The Flagstar group medical plan shall not pay or be responsible for any such claim regardless of whether the claim was for goods or services rendered prior to the Closing Date, and regardless of whether the claim arose due to illness or injury arising before the Closing Date, and shall forward any such claim to the new Canteen Group medical plan.

                   (5) Union Agreements and Benefits. Buyer agrees that as of the Closing Date and thereafter the Canteen Group shall continue to maintain the terms and conditions of employment (including without limitation the establishment of, maintenance of and/or contributions to all the benefit plans and arrangements referenced in Section 4.20 of the Disclosure Schedule) provided for in the union contracts listed in Section
4.19 of the Disclosure Schedule. The Canteen Group's obligations under this section shall include without limitation contributions to all multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in which the Canteen Group employees participate.

              (b) Employee Pension and Profit Sharing Plans. Buyer agrees that as of the Closing Date and thereafter the Canteen Group shall continue to have responsibility for (and future liability with respect to) the Canteen Corporation Retirement Plan for Salaried Employees (including all previous plans merged therein), the Canteen Food and Vending Service - Council 30 Retirement Plan, the Canteen Corporation Employee Thrift Plan for Green Bay, Wisconsin and the Canteen Corporation Profit Sharing Plan ("Canteen Qualified Plans"). Active participants in the Canteen Qualified Plans who are employed by any Flagstar affiliate on the Closing Date but who are not Group Employees and Group Employees who are participants in the Flagstar Thrift Plan shall be fully vested as of the Closing Date. Such participants shall be treated as separating from service on the Closing Date for purposes of the Canteen Qualified Plans and the Flagstar Thrift Plan and benefits shall be maintained in the Canteen Qualified Plans and the Flagstar Thrift Plan until such time as distributions can be made in accordance with the plans, including any provisions permitting distributions upon sale of assets or a subsidiary under Code Section 401(k)(10) and the regulations thereunder.

              (c) Nonqualified Plans. Buyer agrees that as of the Closing Date and thereafter, the Canteen Group shall continue to have responsibility for (and future liability with respect to) the nonqualified retirement plans, welfare plans (including arrangements with franchisees and distributors), severance agreements and other benefit arrangements listed in
Section 6.10 of the Disclosure Statement ("Nonqualified Plans"). Buyer agrees that the Canteen Group shall not reduce the accrued benefits of any individual or the benefits to which an individual has become entitled under the current Nonqualified Plans regardless of whether the individual is a Group Employee.

              (d) Cooperation and Temporary Support. Seller will cooperate with Buyer to transfer employee records as may be necessary to facilitate this Agreement. In addition, Seller agrees to provide Buyer with ongoing support and access to Seller's benefits administration systems pursuant to the separate administrative services agreement executed in connection with this Agreement. Buyer agrees to maintain such records in confidence as required by applicable law.

              (e) No Claims Based on Agreement.  No person
(other than parties to this Agreement), including without limitation Group Employees and their spouses and beneficiaries, shall be entitled to assert any claim based on any of the provisions of this Section against any party to this Agreement (or any of their subsidiaries or affiliates).

               Section 6.11.Brokers.

              (a) No agent, broker, investment banker, or other Person acting on behalf of Flagstar or Seller or under their authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement. Each of Flagstar and Seller shall be fully responsible for, and shall indemnify Buyer against, all amounts, if any, payable by Flagstar or Seller as a result of the consummation of the transactions contemplated by this Agreement.

              (b) Except for NationsBank Investment Bank, no agent, broker, investment banker, or other Person acting on behalf of Buyer or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement. Each of Buyer and Compass shall be fully responsible for, and shall indemnify Seller and Flagstar against, all amounts payable by Buyer or Compass as a result of the consummation of the transactions contemplated by this Agreement.

               Section 6.12. Distributions in the Ordinary Course. Notwithstanding any other provision of this Agreement to the contrary (but acknowledging nevertheless the provisions of Section 3.2 hereof), from and after the date hereof, each of IMV and Canteen and each of the Canteen Subsidiaries shall be entitled to declare and pay dividends and make other distributions to its respective parent corporation, in the ordinary course of the business of Flagstar and its direct and indirect subsidiaries, consistent with past practice.

               Section 6.13.  Certain Agreements.  The following
agreements or documents have been executed and delivered by the applicable parties thereto to be effective upon Closing:

              (a) A Noncompetition Agreement between the
Retained Group and the Canteen Group.

              (b) A Supply Contract between Proficient Food
Company and the Canteen Group permitting the Canteen Group to purchase certain supplies and other goods at quantities and upon terms at least as favorable as exist on the date hereof.

              (c) Employment Contracts between the Canteen
Group and those key executives of Flagstar and the Canteen Group and administrative personnel of Flagstar identified in Section
6.13(c) of the Disclosure Schedule.

              (d) A Section 338(h)(10) Election by Flagstar Parent, containing an undertaking by Flagstar Parent to fulfill the covenants of Flagstar Parent contemplated by Section 3.3 hereof and together with any necessary supporting information.

              (e) An Assignment between Flagstar and IMV pursuant to which Flagstar transfers to IMV all right, title and interest in and to any Proprietary Rights owned by Flagstar (or any of its subsidiaries not included in the Canteen Group) but used by the Canteen Group as indicated in Section 4.13 of the Disclosure Schedule.

              (f) An instrument conveying from CM Corp. to Canteen all right, title and interest in and to the CM Assets free and clear of all claims, liens, encumbrances and security interests, and providing for the assumption by IMV or Canteen of the liabilities of CM Corp. associated with the Business, which liabilities are identified in Section 6.13(f) of the Disclosure Schedule.

              (g) An instrument conveying from Canteen to Seller or a subsidiary thereof all rights, title and interest in and to the contracts identified in Section 6.13(g) of the Disclosure Schedule.

              (h) An Administrative and Data Support Services Agreement between Flagstar and the Canteen Group providing for
(i) administrative office space, general management information systems support and programming, data processing, payroll, billing support, accounting support and similar services to the Canteen Group, and (ii) assistance to the Canteen Group to transfer such functions to the Canteen Group or a third party supplier.

              (i) A Computer Software Agreement among Flagstar, Seller, CM Corp., Compass and Buyer assigning to Compass and Buyer all right, title and interest of Flagstar, Seller and CM Corp. in and to certain software programs currently used by the Canteen Group and allowing Flagstar to continue to use all software currently used by the Retained Group during the term of the agreement.

     On or prior to May 13, 1994, Flagstar shall, if needed, execute or cause to be executed an Assignment conveying from Flagstar (or any of its subsidiaries not included in the Canteen Group) to IMV or Canteen all rights, title and interest of such entity in any other assets which constitute a part of the Business but are owned by an entity other than a member of the Canteen Group in order that Buyer may acquire the entire Business (such property the "Transferred Property"), in each case free and clear of all claims, liens, encumbrances and security interests, other than Permitted Encumbrances, and providing for the assumption by IMV or Canteen of liabilities of the transferor associated with the Transferred Property, which obligations shall be specifically identified in such Assignment.

               Section 6.14. Financing Commitment. Compass has delivered to Flagstar contemporaneously with the execution of this Agreement copies of (i) the Underwriting Agreement; and
(ii) a loan agreement providing for financing to Compass and the Buyer in the aggregate amount of $175,000,000 in connection with the consummation of the transactions contemplated by this Agreement.

               Section 6.15. Updating and Amendment of Disclosure Schedule. The parties acknowledge and agree that Flagstar may need, and shall be entitled, to amend the representations and warranties referred to in Section 10.1(a)(v) by updating and amending the specific portions of the Disclosure Schedule relating to such representations and warranties, at any time and from time to time prior to Closing, to reflect matters which (i) become first known to Seller and Flagstar on or after the date of this Agreement and (ii) relate to facts, circumstances or events arising on or after the date of this Agreement which were outside the control of Flagstar, Seller or any member of the Canteen Group. Other than the updating and amendment of the Disclosure Schedule permitted by this Section 6.15, no other changes may be made to the Disclosure Schedule after the date hereof.

               Section 6.16. Certain Additional Understandings. All policies (including any arrangements between any member of the Canteen Group, on the one hand, and Seller or Flagstar, on the other hand, with respect to self insurance) set forth in
Section 4.18 of the Disclosure Schedule will, as agreed by the parties hereto, either terminate or be apportioned between the Retained Group and the Canteen Group upon the occurrence of the Closing.

             Section 6.17. Franchise Rights. Flagstar and Compass have approved schedules of "deal points" or terms for the development of the Denny's, Quincy's and El Pollo Loco concepts and for the grant to Compass or its subsidiaries, including Canteen, of exclusive franchises for Denny's and El Pollo Loco in certain United States markets and for Denny's and Quincy's in the United Kingdom and European markets, copies of which are attached as Exhibit A (the "Deal Points"). From time to time as provided in the Deal Points, Flagstar shall enter or cause the appropriate franchisor to enter into franchise agreements with Compass, or any of its subsidiaries designated by it, based upon and incorporating the Deal Points and to take such other actions as may be necessary under the circumstances to permit the use of such brands in the markets, for the periods and upon the terms outlined in the Deal Points. In connection with the foregoing, Flagstar agrees that it shall promptly provide Compass with all disclosures required by applicable law in connection with the execution of each franchise agreement. Compass' obligation to enter into any such franchise agreement shall be subject to receipt of such disclosures. Flagstar's obligation to enter into any such franchise agreement shall be subject to Compass' release of Flagstar for any claims it may have relating to such franchise through the date of the franchise agreement.


                          ARTICLE VII

                         TERMINATION


             Section 7.1. Termination. This Agreement may be terminated at any time prior to the Closing:

              (a) by mutual written agreement executed by Seller, Flagstar, Buyer and Compass;

              (b) by Seller or Buyer at any time after July 15, 1994 if, through no fault of the party seeking termination, the Closing shall not have occurred;

              (c) by Seller or Buyer, if any governmental or regulatory authority, agency or commission, domestic or foreign, shall have issued an order, decree, or ruling or taken other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable;

              (d) by Buyer, if there has been a material violation or breach by Seller or Flagstar of any agreement or, subject to Section 8.2 hereof, any representation or warranty, contained in this Agreement which (i) is not curable, (ii) has rendered the satisfaction of any condition to the obligations of Compass and Buyer impossible, and (iii) has not been waived by Buyer; or

              (e) by Seller, if there has been a material violation or breach by Buyer or Compass of any agreement or, subject to Section 9.3 hereof, any representation or warranty contained in this Agreement which (i) is not curable, (ii) has rendered the satisfaction of any condition to the obligations of Flagstar and Seller impossible, and (iii) has not been waived by Seller.

             Section 7.2. Automatic Termination. If any of the conditions precedent set out in Sections 8.1 to 8.12 (inclusive) or in Section 9.1 to 9.9 (inclusive) are not fulfilled (or waived, to the extent capable of being waived) by July 31, 1994 then this Agreement shall thereupon automatically cease and terminate and the transactions contemplated hereby shall be abandoned without further action by the parties hereto.

             Section 7.3. Procedure and Effect of Termination. In the event of termination of this Agreement pursuant to subparagraphs (b), (c), (d) or (e) of Section 7.1 hereof, written notice thereof shall forthwith be given to the other parties hereto and this Agreement (other than Section 6.6 hereof) shall terminate and the transactions contemplated hereby shall be abandoned without further action by the parties hereto. If this Agreement is terminated as provided herein:

              (a) all information received by Compass or its subsidiaries with respect to the Business or the Canteen Group shall be held subject to and in accordance with the terms of the Confidentiality Agreement, which agreement shall continue notwithstanding the termination of this Agreement, and all copies of such information in Compass' or Buyer's possession or in the possession of any representative thereof shall be returned to Flagstar or destroyed by Compass or Buyer;

              (b) all information received by Flagstar or its subsidiaries with respect to the business and financial plans of Compass shall be held in confidence and all copies of such information in Flagstar's or Seller's possession or in the possession of any representative thereof shall be returned to Compass or destroyed by Flagstar or Seller;

              (c) any termination pursuant to subparagraph (b),
(c), (d) or (e) of Section 7.1 shall not be deemed a waiver of any rights or remedies otherwise available under this Agreement or the Confidentiality Agreement, by operation of law or otherwise; and
              (d) all filings, applications and other
submissions made pursuant to Section 6.3 hereof or prior to execution of this Agreement in contemplation thereof shall, to the extent practicable, be withdrawn from the agency or other person to which made.

                          ARTICLE VIII

       CONDITIONS TO COMPASS' AND BUYER'S OBLIGATIONS

     Each and every obligation of Compass and Buyer to consummate the transactions described in this Agreement shall be subject to the fulfillment, on or before the Closing Date, of the following conditions precedent:

               Section 8.1. Financing. The obligations of the lenders under the loan agreement referred to in Section 6.14 to advance monies in the aggregate amount of $175,000,000 to the borrowers shall have become unconditional in all respects, except to the extent that such obligations are conditioned upon Closing.

               Section 8.2. Representations and Warranties True. The representations and warranties of Flagstar contained in this Agreement, as modified by the form of Disclosure Schedule in effect as of the date of this Agreement, shall have been true on the date hereof, and shall be true on the Closing Date with the same effect as though such representations were made as of such date (except to the extent that any representations and warranties specifically apply to conditions existing at a particular date); provided, however, that notwithstanding anything contained herein to the contrary, this Section 8.2 shall be deemed to have been satisfied upon delivery of the certificate contemplated by Section 9-A.1(x) and unless the failure of any of the representations or warranties to be true would have or would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

               Section 8.3 Performances. Each of Flagstar and Seller shall have, in all material respects, performed and complied with all covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

               Section 8.4. Compass' Shareholder Approval. There shall have been passed at a general meeting of the shareholders of Compass the necessary resolution or resolutions to approve the transaction described herein and its implementation.

               Section 8.5. Governmental Consents and Approvals. All necessary and appropriate governmental consents, approvals and filings, including those pursuant to the HSR Act and the Exon-Florio Amendment, shall have been obtained or made and all applicable waiting periods (including any extensions thereof) relating thereto shall have expired or otherwise terminated.

               Section 8.6. No Injunction or Proceeding. No action or proceeding shall have been instituted before a court or other governmental body or any public authority to restrain or prohibit any of the transactions contemplated hereby in which an order restraining or prohibiting any of the transactions contemplated hereby has been entered.

               Section 8.7. Agreement to Admit. The London Stock Exchange shall have agreed to admit to its Official List the new ordinary shares to be issued by Compass under the Rights Issue subject to the posting of the provisional allotment letters.

               Section 8.8 No Amendment to Disclosure Schedule. There shall have been no amendment to the Disclosure Schedule
pursuant to Section 6.15 hereof.   In the event of each such
amendment, if any, Compass and Buyer shall notify Flagstar and Seller as soon as practicable but in any event within fifteen
(15) business days after notice of any such amendment whether Compass and Buyer will waive satisfaction of this condition with respect to the matters added to the Disclosure Schedule by such amendment.

               Section 8.9. Rights Issue Underwriting. The obligations of the underwriting institutions under the Underwriting Agreement shall have become unconditional in all respects.

Compass and Buyer may at any time waive by notice in writing, in whole or in part, any of the conditions precedent set out in
Section 8.1 to 8.9 inclusive and any such waiver shall not limit or impair in any manner any remedies of Compass or Buyer available under Article X hereof.

                           ARTICLE IX

       CONDITIONS TO FLAGSTAR'S AND SELLER'S OBLIGATIONS


     Each and every obligation of Flagstar and Seller to consummate the transactions described in this Agreement shall be subject to the fulfillment, on or before the Closing Date, of the following conditions precedent:

               Section 9.1. No Injunction or Proceeding. No action or proceeding shall have been instituted before a court or other governmental body or any public authority to restrain or prohibit any of the transactions contemplated hereby in which an order restraining or prohibiting any of the transactions contemplated hereby has been entered.

               Section 9.2. Compass Shareholder Approval. Not later than June 8, 1994, there shall have been passed at a general meeting of the shareholders of Compass the necessary resolution or resolutions to approve the transactions described herein and the Rights Issue and their implementation.

               Section 9.3. Representations and Warranties True. The representations and warranties of Compass contained in this Agreement, as modified by the form of Disclosure Schedule in effect as of the date of this Agreement, shall have been true on the date hereof in all material respects and shall be true on the Closing Date in all material respects, with the same effect as though such representations were made as of such date (except as otherwise expressly provided in this Agreement).

               Section 9.4. Performances. Each of Compass and Buyer shall have, in all material respects, performed and complied with all covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

               Section 9.5. Governmental Consents and Approvals. All necessary and appropriate governmental consents, approvals and filings, including those pursuant to the HSR Act and the Exon-Florio Amendment, shall have been obtained or made and all applicable waiting periods (including any extensions thereof) relating thereto shall have expired or otherwise terminated.

Flagstar and Seller may at any time waive, by notice in writing, in whole or in part, any of the conditions precedent set out in
Section 9.1 to 9.5 inclusive.


                          ARTICLE IX-A

                      CLOSING DELIVERIES


               Section 9-A.1 Seller's Closing Deliveries. Seller shall deliver, or cause to be delivered, to Buyer at the Closing each of the following:

                   (i)  stock certificates representing the
Shares, duly endorsed in blank, or accompanied by duly endorsed stock transfer powers, with signatures guaranteed;

                   (ii)  a certified copy of the Certificate or
Articles of Incorporation of each of IMV, Canteen and each of the Canteen Subsidiaries as in effect on the Closing Date (certified by the Secretary of State or equivalent officer of the state of incorporation);

                   (iii)  with respect to each member of the
Canteen Group, a certificate of good standing issued by the secretary of state of each of the states of incorporation and a certificate of qualification of good standing in each of the states in which such corporation is required to be qualified to transact business issued by the secretary of state or other appropriate authority of each such state except where the failure to be so qualified would not have a Material Adverse Effect, and in each case, dated no more than thirty (30) days prior to the Closing Date;

                   (iv)  a copy of the bylaws of each of IMV,
Canteen and each of the Canteen Subsidiaries which shall be certified to be accurate and complete as of the Closing Date by the Secretary of such entity;

                   (v) the minute book, stock book and corporate seal of IMV, Canteen and each of the Canteen Subsidiaries;

                   (vi)  stock certificates representing all
outstanding shares of each member of the Canteen Group, other than The Oak Room, Inc., and stock certificate(s) representing the shares of The Oak Room, Inc. owned by Canteen;

                   (vii) the resignations of those officers and directors of IMV, Canteen and each Canteen Subsidiary as are identified in Section 9-A.1 of the Disclosure Schedule, together with such releases as Seller shall have obtained as contemplated by paragraph (n) of Section 6.1 hereof;

                   (viii) valid and binding consents of all Persons whose consent or approval is required as set forth on Section
4.6 of the Disclosure Schedule, other than those which, if not obtained, would not have a Material Adverse Effect;

                   (ix)  a certified copy of the resolutions of
the Board of Directors of each of Flagstar and Seller and the shareholder of Seller authorizing the execution, delivery and performance of this Agreement;

                   (x) certificates confirming the matters set forth in Sections 8.2 and 8.3 hereof; and

                   (xi) an opinion from counsel for Flagstar and Seller addressed to Compass and Buyer substantially in the form of Exhibit B attached hereto.

               Section 9-A.2. Buyer's Closing Deliveries. Buyer shall deliver, or cause to be delivered, to Seller at the Closing each of the following:

                   (i) the Purchase Price payable at Closing pursuant to Article III hereof.

                   (ii) valid and binding consents of all
Persons, if any, whose consent or approval is required to be set forth on Section 5.3 of the Disclosure Schedule;

                   (iii) a certified copy of the resolutions of the Board of Directors of each of Compass and Buyer authorizing the execution, delivery and performance of this Agreement;

                   (iv) certificates confirming the matters set forth in Sections 9.3 and 9.4 hereof; and

                   (v) an opinion from counsel for Compass and Buyer addressed to Flagstar and Seller substantially in the form of Exhibit C attached hereto.

                           ARTICLE X

                       INDEMNIFICATION


               Section 10.1. Indemnification by Flagstar.

              (a) Flagstar agrees to indemnify in accordance with the procedures set forth in this Article X and hold the Canteen Group, Compass and Buyer harmless from and against any and all demands, claims, actions, suits, liabilities, damages, losses, judgments, costs and expenses (including reasonable attorneys' fees) (collectively, "Obligations"), relating to, resulting from or arising out of (i) the breach or inaccuracy of the representations or warranties of Flagstar set forth in
Section 4.2 hereof, (ii) the breach or violation of any covenant or agreement by Flagstar or Flagstar Parent set forth in Section
3.3 hereof, (iii) any federal income tax liability (including penalties and interest) of Flagstar Parent, Flagstar, the Retained Group or any member of the Canteen Group for any and all periods prior to and including the period which includes the Closing Date, including any liability arising because of Treasury Regulation Section 1.1502-6, (iv) any additional state income tax liability in any of the states identified in Section 10.1 of the Disclosure Schedule as a result of the Section 338(h)(10) Elections, (v) the breach or inaccuracy of the representations or warranties of Flagstar set forth in Sections 4.6, 4.7, 4.8, 4.9, 4.17, 4.18, 4.19, 4.21, 4.22 and 4.23, the second sentence of
Section 4.10, paragraph (a) of Section 4.11, subparagraph (a)(i) of Section 4.12, the first sentence of paragraph (a) of Section 4.14, paragraph (b) of Section 4.14 and
Section 4.29 (to the extent such Section 4.29 is directly related to the Sections, or portions thereof, expressly identified in this subparagraph (v)) and (vi) any state income tax liability arising out of cancellation or forgiveness of indebtedness after December 26, 1993 and prior to the Closing Date. It is expressly agreed that Flagstar shall have no liability under the indemnity set forth in (a)(v) except for Obligations relating, resulting from or arising out of the breach or inaccuracy of any representation or warranty described in (a)(v) as modified by the Disclosure Schedule. It is expressly agreed by the parties hereto that the indemnification accorded to the Canteen Group, Compass and Buyer shall include Obligations directly incurred by the Canteen Group, Compass and Buyer as well as Obligations incurred as a result of third party claims. For purposes of
Section 10.1(a)(v), in determining whether any of the representations and warranties, or portions thereof, expressly identified in Section 10.1(a)(v) have been breached or are inaccurate, (i) all express references in any such representation or warranty or portion thereof to "material", "materiality" or "Material Adverse Effect" shall be ignored, and such, representations and warranties shall be construed as though such references to material, materiality and Material Adverse Effect were omitted therefrom and (ii) the text of Section 4.8 which reads "and (iv) liabilities which, in the aggregate, do not have a Material Adverse Effect" shall be deleted. The representations and warranties referred to in (a)(v) survive for the indemnification period provided under paragraph (b) below for such representations and warranties. Except with respect to information reflected herein or in the Disclosure Schedule, it is expressly agreed by the parties hereto that no knowledge of facts, circumstances or events and no investigation or information received by Buyer or Compass from any investigation shall limit or impair in any manner any rights or remedies available to Compass or Buyer under this Article X.

              (b) The indemnification obligations of Flagstar under subparagraph (a)(i), (a)(ii), (a)(iii), (a)(iv) and (a)(vi) above shall expire and terminate upon the expiration of all applicable limitation periods (including the expiration of any period for which the otherwise applicable limitation period has been or is extended). The indemnification obligations of Flagstar under subparagraphs (a)(v) above shall expire as of November 30, 1995 unless, prior thereto, Buyer shall have provided written notice to Flagstar of an assertion by Buyer of a right to indemnification under such subparagraph (a)(v). If Buyer provides such notice prior to the expiration of the applicable periods, the obligations of Flagstar with respect to the asserted right to indemnification under paragraph (a) above shall continue until the appropriate amount of indemnification, if any, is determined, paid and satisfied in full.

               Section 10.2 Threshold for Indemnification.

              (a) Except as set forth in (b) and (c) below, Flagstar shall be fully liable to the Indemnified Party (as defined below) for all Obligations with respect to any established claims of indemnification under this Article X.

              (b) Notwithstanding the foregoing,
Flagstar shall have no liability under subparagraph (a)(v) of
Section 10.1 hereof with respect to any Obligation unless such Obligation exceeds Two Hundred Fifty Thousand ($250,000) (the "Threshold Amount") provided, however, that Obligations arising out of a single or related set of facts, circumstances or events shall be aggregated for purposes of determining whether the Obligations exceed the Threshold Amount.

              (c) In addition, notwithstanding the foregoing, Flagstar shall have no liability under subparagraph (a)(v) of
Section 10.1 hereof unless and until the aggregate amount of all established claims for indemnification for Obligations pursuant to such subparagraph exceeds the sum of (i) Fifteen Million Dollars ($15,000,000) plus (ii) the amount if any by which the Net Asset Value as of the Closing Date exceeds the sum of Forty-Three Million Five Hundred Thousand Dollars ($43,500,000), in which case Flagstar shall be liable for indemnification hereunder for the amount of the Obligations under Section 10.1
(a)(v) hereof, but only to the extent such Obligations exceed the sum of (i) Fifteen Million Dollars ($15,000,000) plus (ii) the amount if any by which the Net Asset Value as of the Closing Date exceeds Forty-Three Million Five Hundred Thousand Dollars ($43,500,000).

               Section 10.3. Third Party Claims.

              (a) If any claim, action, suit or proceeding (an "Action") shall be instituted or asserted against a party hereto (an "Indemnified Party") in respect of which Flagstar shall have an obligation of indemnification hereunder, then the Indemnified Party shall, prior to the expiration date of such obligation of indemnification, if any, give prompt written notice of such Action to Flagstar. Upon receipt of such notice, Flagstar shall be entitled at its expense to defend such Action by counsel of its own choosing, either in Flagstar's name, or in the Indemnified Party's name, and the Indemnified Party agrees to cooperate with such counsel. If Flagstar shall not, within thirty (30) days after the date of any notice given by the Indemnified Party to Flagstar under this Section 10.3, serve a return written notice indicating or stating that Flagstar shall take over the defense of such Action as hereinabove provided, such failure to give notice within the time specified shall be deemed an election by Flagstar not to take over the defense of such Action. The Indemnified Party shall be entitled at any time to participate, at its own expense, in any and all aspects of such Action (regardless of the parties named therein) with counsel of its own choosing, and Flagstar agrees to cooperate with such counsel. Flagstar shall keep the Indemnified Party reasonably apprised of the course of any negotiations or proceedings with respect to such Action and, without regard to the Indemnified Party's participation therein, will notify the Indemnified Party prior to the submission to the claiming party of any proposed settlement or compromise of such Action.

              (b) If Flagstar elects or is deemed to have elected not to take over the defense of such Action, the Indemnified Party shall have the right to defend, compromise and settle such Action on such terms as the Indemnified Party in its discretion may determine, subject to the prior consent of Flagstar, which consent shall not be unreasonably withheld, and Flagstar shall continue to be bound to indemnify the Indemnified Party in accordance with the terms of this Article X. Notwithstanding the foregoing, to the extent that the Action involves or could result in claims against, or potential liability of, Flagstar the extent or nature of which were not known by Flagstar as of the date Flagstar elects or is deemed to have elected not to take over the defense of such Action, the Indemnified Party shall promptly notify Flagstar and the procedure described in subparagraph (a) above shall once again apply to the Action.

               Section 10.4 Notice of Direct Claims. In the event an Indemnified Party should have a direct claim under this Agreement against Flagstar hereunder which does not involve a claim or demand being asserted against or sought to be collected from the Indemnified Party by a third party, the Indemnified
Party shall give prompt written notice thereof to Flagstar.

                           ARTICLE XI

                       MISCELLANEOUS


               Section 11.1. Limited Survival of Representations and Warranties. Subject to the provisions of, and except to the
extent otherwise expressly provided in, Article X hereof,   each
and every representation and warranty contained in this Agreement shall expire with, and be terminated and extinguished by any of
(i) the Closing, or (ii) the termination of this Agreement pursuant to Article VII hereof, and thereafter, except to the extent expressly provided in Article X hereof, none of Flagstar, Seller, Compass and Buyer or any officer, director or representative thereof shall be under any liability whatsoever with respect to any such representation and warranty. In addition, upon the expiration and extinguishment of such representations and warranties, none of the parties hereto nor any of their officers, directors or representatives shall have any liability whatsoever arising out of or with respect to the accuracy or completeness of the Disclosure Schedule or any certificate delivered pursuant to Section 8.2 or Section 9.3 hereof. This Section 11.1 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing.

               Section 11.2. Entire Understanding, Waiver, Etc. This Agreement sets forth the entire understanding of the parties and supersedes any and all prior or contemporaneous agreements, arrangements and understandings relating to the subject matter hereof (other than the Confidentiality Agreement), and the provisions hereof may not be changed, modified, waived or altered except by an agreement in writing signed by the party entitled to the benefit of the provision(s) to be waived hereto. A waiver by any party of any of the terms or conditions of this Agreement, or of any breach thereof, shall not be deemed a waiver of such term or condition for the future, or of any other term or condition hereof, or of any subsequent breach thereof.

               Section 11.3. Severability. If any provision of this Agreement or the application of such provision shall be held by a court of competent jurisdiction to be unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

               Section 11.4. Captions. The captions herein are for convenience only and shall not be considered a part of this Agreement for any purpose, including, without limitation, the constructions or interpretation of any provision hereof.

               Section 11.5. Notices. All notices, requests, demands and other communications (collectively, "Notices") that are required or may be given under this Agreement shall be in writing. All Notices shall be deemed to have been duly given or made: if by hand, immediately upon delivery; if by telecopier or similar device, immediately upon the beginning of the first
Business Day after being sent; if by Federal Express, Express
Mail or any other reputable overnight delivery service, one day after being placed in the exclusive custody and control of said courier; and if mailed by certified mail, return receipt requested, seven (7) Business Days after mailing.
Notwithstanding the foregoing, with respect to any Notice given or made by telecopier or similar device, such Notice shall not be effective unless and until (i) the telecopier or similar advice being used prints a written confirmation of the successful completion of such communication by the party sending the Notice, and (ii) a copy of such Notice is deposited in first class mail to the appropriate address for the party to whom the Notice is sent. In addition, notwithstanding the foregoing, a notice of a change of address by a party hereto shall not be effective until received by the party to whom such notice of a change of address is sent. All Notices are to be given or made to the parties at the following addresses (or to such other address as either party may designate by notice in accordance with the provisions of this Section):

              (a) If to Flagstar or Seller:

              Flagstar Corporation
              203 E. Main Street
              Spartanburg, SC 29319-0001
              Attention:  Robert L. Wynn, III,
              Senior Vice President and Associate
              General Counsel
              Fax Number: (803) 597-8327

              (b) If to Compass or Buyer:

              Compass Group PLC
              Queen's Wharf
              Queen Caroline Street
              London W6 9RJ
              Attention: Corporate Secretary
              Fax Number:  011-44-81-846-8556

               Section 11.6. Successors and Assigns. Neither this Agreement nor any of the rights or obligations arising hereunder shall be assignable without the prior written consent of the parties hereto; provided, however, that notwithstanding the foregoing, Compass and Buyer may assign their rights and obligations under this Agreement to (i) any lender providing the commitment referred to in Section 8.12 hereof or (ii) to any wholly owned subsidiary of Compass which agrees in writing to be bound by and to perform fully all of Compass' and Buyer's obligations hereunder. In the event of any such assignment, Compass and Buyer shall remain liable hereunder for the performance of their obligations hereunder notwithstanding such assignment.

               Section 11.7. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, shall confer upon any Person, other than the parties hereto, and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

               Section 11.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

               Section 11.9. Construction of Terms. Any reference herein to the masculine or neuter shall include the masculine, the feminine and the neuter, and any reference herein to the singular or plural shall include the opposite thereof. The parties to this Agreement acknowledge that each party and counsel to each party has participated in the drafting of this Agreement and agree that this Agreement shall not be interpreted against one party or the other based upon who drafted it.

               Section 11.10. Governing Law. This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of North Carolina applicable to agreements made and to be performed in that State.

               Section 11.11. Specific Performance. Each of the parties acknowledge and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to any injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof. This remedy shall be in addition to, and not in substitution of, any other remedies available to the injured party; except that notwithstanding the foregoing, in the event any party elects to exercise its rights under this Section 11.11, such party shall be conclusively deemed to have waived all conditions precedent under Article VIII or
Article IX, as the case may be.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.

                             FLAGSTAR:
                             FLAGSTAR CORPORATION

                             By:
                             Its:

                             SELLER:
                             CANTEEN HOLDINGS, INC.

                             By:
                             Its:

                             COMPASS:
                             COMPASS GROUP PLC

                             By:
                             Its:
                             BUYER:
                             COMPASS HOLDINGS, INC.

                             By:
                             Its:
RKS/569


                     DISCLOSURE SCHEDULE


Section 1.6             Canteen Subsidiaries

Section 1.13           Major Customers by Geographic Region

Section 1.30           Net Asset Value

Section 1.36           Real Property

Section 4.1             Corporate Organization

Section 4.2             Capitalization of IMV

Section 4.3             Capitalization of Canteen

Section 4.4             Capitalization of Canteen Subsidiaries

Section 4.6 Seller's Consents and Approvals; Indebtedness and Liens

Section 4.7             Financial Statements

Section 4.8             Undisclosed Liabilities

Section 4.9             Taxes

Section 4.10           Business and Contracts

Section 4.11           Properties

Section 4.12           Absence of Changes

Section 4.13           Proprietary Rights Schedule

Section 4.14           Leases

Section 4.15           Bank Accounts

Section 4.16           Material Contracts

Section 4.17           Related Transactions

Section 4.18           Insurance

Section 4.19           Transferred Employees and Labor Matters

Section 4.20           Employee Benefit Plans


               DISCLOSURE SCHEDULE (CONTINUED)


Section 4.21           Litigation

Section 4.22           Compliance with Laws

Section 4.23           Environmental Matters

Section 4.26           Additional Services

Section 4.27           Canteen Group Receivables

Section 4.28           Material Licenses

Section 5.3            Buyer's Consents and Approvals; No Violations

Section 6.1(o)         Release of Canteen Group from Contractual Obligations

Section 6.1(p)         Release of Retained Group from Contractual Obligations

Section 6.10           Nonqualified Plans

Section 6.13(c)        Administrative Personnel

Section 6.13(f)        CM Corp. Liabilities

Section 6.13(g)        Transferred Canteen Contracts

Section 9-A.1 Resignations of officers and directors of the Canteen Group

Section 10.1           Section 338(h)(10) Election States


                           EXHIBIT B

                     OPINION OF COUNSEL FOR
                      FLAGSTAR AND SELLER

               (to be agreed upon by May 2, 1994)


                           EXHIBIT C

                    OPINION OF COUNSEL FOR
                       COMPASS AND BUYER


               (to be agreed upon by May 2, 1994)